As filed with the Securities and Exchange Commission on February 2, 2011
                                                     Registration No. 333-171681

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A

             Registration Statement under the Securities Act of 1933

                          AMERICAN PARAMOUNT GOLD CORP.
             (Exactp name of registrant as specified in its charter)

           Nevada                                   1040                            20-5243308
(State or other jurisdiction of         (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)          Classification Code Number)          Identification Number)

               130 King St. West, Suite 3670, Toronto ON M5X 1A9
                            Telephone: (416) 214-5640
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 With a copy to
                              William L. MacDonald
                 Macdonald Tuskey Corporate & Securities Lawyers
        Suite #1210, 777 Hornby Street, Vancouver, B.C., V6Z 1S4, Canada
               Telephone: (604) 648-1670, Facsimile: (604)681-4760

                                       N/A
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Prospectus number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]


======================================================================================================
                                                    Proposed             Proposed
                                                     Maximum              Maximum          Amount of
   Title of Each Class of        Amount to be     Offering Price         Aggregate        Registration
Securities to be Registered      Registered(1)   per Security(2)($)   Offering Price($)    Fee($)(3)
------------------------------------------------------------------------------------------------------
Shares of Common Stock,
par value $0.001                  5,550,000           $0.395           $2,192,250.00        $254.52
======================================================================================================

(1) Represents shares of our common stock previously acquired by and issued to the Selling Shareholders in private transactions directly with us or with one of our affiliates. All of these shares are offered by the Selling Shareholders.
(2) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, and is calculated on the basis of the average of the bid and asked price per share of Common Stock of American Paramount Gold Corp. listed on the OTC Bulletin Board as of January 7, 2011 a date within five business days prior to the filing of this registration statement. The bid and asked prices were $0.38 and $0.47, respectively.

(3)      Previously Paid


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                          AMERICAN PARAMOUNT GOLD CORP.
                        5,550,000 SHARES OF COMMON STOCK

            THE DATE OF THIS PROSPECTUS IS __________________, 2011.

American Paramount Gold Corp. ( "our Company", "we", "us", "our") is registering 5,550,000 shares of common stock held by 6 selling security holders.

The selling security holders will sell at prevailing market prices established on the OTC Bulletin Board at the time of sale or privately negotiated prices. The average of the bid and asked price per share of the common shares as listed on the OTC Bulletin Board was $0.395 as of January 7, 2011. We will not receive any proceeds from the sale of shares of our common stock by the selling security holders. We will incur all costs associated with this Prospectus.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT THAT INCLUDES THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES, NOR SHALL THE SELLING SECURITY HOLDERS SELL ANY OF THESE SECURITIES IN ANY STATE WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER SUCH STATE'S SECURITIES LAWS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, THEIR COMMON SHARES, ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON SHARES.

                                TABLE OF CONTENTS


Prospectus Summary..........................................................  3

Risk Factors................................................................  7

Use of Proceeds............................................................. 11

Determination of Offering Price............................................. 11

Dilution.................................................................... 11

Selling Security Holders.................................................... 11

Plan of Distribution........................................................ 13

Description of Securities to be Registered.................................. 16

Interests of Named Experts and Counsel...................................... 18

Description of Business..................................................... 18

Description of Property..................................................... 23

Legal Proceedings........................................................... 26

Market for Common Equity and Related Stockholder Matters.................... 26

Financial Statements........................................................ 28

Management's Discussion and Analysis of Financial Position and Results
of Operations............................................................... 29

Changes In and Disagreements with Accountants on Accounting and
Financial Disclosure........................................................ 38

Directors and Executive Officers............................................ 38

Executive Compensation...................................................... 43

Security Ownership of Certain Beneficial Owners and Management.............. 45

Certain Relationships and Related Transactions.............................. 48

Disclosure of Commission Position on Indemnification of Securities
Act Liabilities............................................................. 49

                               PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on page 9 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

OUR BUSINESS

We were incorporated under the laws of the State of Nevada on July 20, 2006 under the name "Zebra Resources Incorporated (aka "Zebra Resources Inc."). Since our inception, we have been an exploration stage company engaged in the acquisition, exploration and development of mineral properties. Effective March 17, 2010, we changed our name from Zebra Resources Incorporated. to American Paramount Gold Corp. On July 28, 2010 we obtained an extra-provincial license to carry on business in the Province of Ontario, Canada. Our Ontario Corporation Number is 1827852.

Our principal executive offices are located at 130 King St. West, Suite 3670, Toronto Ontario, Canada, M5X 1A9. Our telephone number is (416) 214-5640. Our fiscal year end is August 31.

On April 16, 2010, we entered into an option agreement to acquire a 100% long-term lease interest in 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). The 189 claims making up the Cap Gold Project form a contiguous block of approximately 3,960 acres (1,602 hectares). We paid $125,000 to secure the option, giving us the right to acquire a 100% long-term lease interest in the Cap Gold Project. To exercise the option we must: (i) make ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incur expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) make production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our company from production from the property. At our company's election, the production royalty may be calculated either on a sliding scale or on a fixed production royalty basis, and must range from 1% to a maximum of 3%.

As a result of our acquisition of the option in respect of the Cap Gold Project, we ceased to be a shell company. Our current operational focus is to conduct exploration activities on the Cap Gold Project and to complete the terms of the Cap Gold option agreement.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties. To date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one. Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

THE OFFERING


The 5,550,000 shares of our common stock being registered by this Prospectus represent approximately 8.67% of our issued and outstanding common stock as of February 1, 2011.


Securities Offered:             5,550,000 shares of common stock offered by 6
                                selling security holders.

Initial Offering Price:         The selling security holders will sell at
                                prevailing market prices or privately negotiated prices.

Minimum Number of Securities
to be Sold in this Offering:    None

Securities Issued and           As of February 1, 2011 we had 64,000,000 issued
to be Issued:                   and outstanding shares of our common stock, and
                                5,400,000 outstanding and vested options with each option to purchase one share of our common stock at a price of $0.68 per share. Of the outstanding options 400,000 are exercisable until October 6, 2012, and 5,000,000 are exercisable until October 6, 2015.


                                On December 17, 2010, we entered into a
                                convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $5,000,000. The convertible loan agreement replaced the original agreement with Monaco Capital Inc., dated April 22, 2010 and provided that the principal of $500,933 advanced under it, along with $20,664 in unpaid, accrued interest, to and including December 17, 2010, be treated as if issued under the terms of the new agreement. The loan is unsecured and bears interest at the rate of 10% per annum payable on the due date. The loan is convertible into securities of the Company at a conversion price calculated as the mean volume weighted average price for the Company's common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. We may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding for an additional 10% of such amount.

                                We have no other issued and outstanding
                                convertible securities.

                                All of the common stock to be sold under this Prospectus will be sold by existing stockholders. Our common stock is quoted on the OTC Bulletin Board under the symbol APGA. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.

Proceeds:                       We will not receive any proceeds from the sale
                                of our common stock by the selling security holders.

FINANCIAL SUMMARY INFORMATION

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted. The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

INCOME STATEMENT DATA


                    From Inception     Three Months                                                           From Inception
                  (July 20, 2006) to      Ended        Year Ended    Year Ended                             (July 20, 2006) to
                      November 30,     November 30,    August 31,    August 31,    August 31,   August 31,      August 31,
                         2010             2010            2010         2009          2008         2007            2010
                      ----------       ----------      ----------   ----------    ----------   ----------      ----------
Revenues                     --                --            --          --            --           --               --
Operating Expenses    3,460,771         2,714,713       674,503      17,820        20,102       15,058          746,058
Other Expenses           28,570            13,781        14,789          --            --           --           14,789
Net Loss              3,489,341         2,728,494       689,292      17,820        20,102       15,058          760,847
Net Loss Per Share           --              0.04          0.01        0.00          0.00         0.00               --

BALANCE SHEET DATA

                                       Three Months
                                          Ended
                                       November 30,    August 31,    August 31,   August 31,    August 31,
                                          2010            2010         2009         2008          2007
                                       ----------      ----------    ----------   ----------    ----------
                                          ($)             ($)           ($)          ($)           ($)

Working Capital (Deficiency)           (552,704)       (307,203)       8,445       26,265        46,367
Total Assets                            193,975         221,258        9,095       28,241        56,367
Total Current Assets                     47,779          72,869        9,095       28,241        56,367
Total Liabilities                       600,483         380,072          650        1,976        10,000
Total Current Liabilities               600,483         380,072          650        1,976        10,000

                                  RISK FACTORS

RISKS ASSOCIATED WITH MINING

OUR PROPERTY IS IN THE EXPLORATION STAGE. THERE IS NO ASSURANCE THAT WE CAN ESTABLISH THE EXISTENCE OF ANY MINERAL RESOURCE ON OUR PROPERTY IN COMMERCIALLY EXPLOITABLE QUANTITIES. UNTIL WE CAN DO SO, WE CANNOT EARN ANY REVENUES FROM OPERATIONS AND IF WE DO NOT DO SO WE WILL LOSE ALL OF THE FUNDS THAT WE EXPEND ON EXPLORATION. IF WE DO NOT DISCOVER ANY MINERAL RESOURCE IN A COMMERCIALLY EXPLOITABLE QUANTITY, OUR BUSINESS COULD FAIL.

Despite exploration work on our mineral property, we have not established that it contains any mineral reserve, and there can be no assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

MINERAL OPERATIONS ARE SUBJECT TO APPLICABLE LAW AND GOVERNMENT REGULATION. EVEN IF WE DISCOVER A MINERAL RESOURCE IN A COMMERCIALLY EXPLOITABLE QUANTITY, THESE LAWS AND REGULATIONS COULD RESTRICT OR PROHIBIT THE EXPLOITATION OF THAT MINERAL RESOURCE. IF WE CANNOT EXPLOIT ANY MINERAL RESOURCE THAT WE MIGHT DISCOVER ON OUR PROPERTY, OUR BUSINESS MAY FAIL.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

IF WE ESTABLISH THE EXISTENCE OF A MINERAL RESOURCE ON OUR PROPERTY IN A COMMERCIALLY EXPLOITABLE QUANTITY, WE WILL REQUIRE ADDITIONAL CAPITAL IN ORDER TO DEVELOP THE PROPERTY INTO A PRODUCING MINE. IF WE CANNOT RAISE THIS ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO EXPLOIT THE RESOURCE, AND OUR BUSINESS COULD FAIL.

If we do discover mineral resources in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that any discovered resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

MINERAL EXPLORATION AND DEVELOPMENT IS SUBJECT TO EXTRAORDINARY OPERATING RISKS. WE DO NOT CURRENTLY INSURE AGAINST THESE RISKS. IN THE EVENT OF A CAVE-IN OR SIMILAR OCCURRENCE, OUR LIABILITY MAY EXCEED OUR RESOURCES, WHICH WOULD HAVE AN ADVERSE IMPACT ON OUR COMPANY.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

MINERAL PRICES ARE SUBJECT TO DRAMATIC AND UNPREDICTABLE FLUCTUATIONS.

We expect to derive revenues, if any, either from the sale of our mineral resource property or from the extraction and sale of ore. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

THE MINING INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL CONTINUE TO BE SUCCESSFUL IN ACQUIRING MINERAL CLAIMS. IF WE CANNOT CONTINUE TO ACQUIRE PROPERTIES TO EXPLORE FOR MINERAL RESOURCES, WE MAY BE REQUIRED TO REDUCE OR CEASE OPERATIONS.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

RISKS RELATED TO OUR COMPANY

THE FACT THAT WE HAVE NOT EARNED ANY OPERATING REVENUES SINCE OUR INCORPORATION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE TO EXPLORE OUR MINERAL PROPERTIES AS A GOING CONCERN.


We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on our mineral property and we build and operate a mine. We had cash in the amount of $13,761 as of November 30, 2010 and a working capital deficit of $552,704. We have also incurred a net loss of $2,728,494 during the three months ended November 30, 2010 and a cumulative net loss of $3,489,341 from our inception on July 20, 2006 through November 30, 2010. We estimate that our average monthly operating expenses will be approximately $158,333, including exploration costs, management services and administrative costs. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral property, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral property, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.


These circumstances lead our independent registered public accounting firm, in their report dated November 24, 2010, to comment about our company's ability to continue as a going concern. Management plans to seek additional capital through a private placement of its capital stock. These conditions raise substantial doubt about our company's ability to continue as a going concern. Although there are no assurances that management's plans will be realized, management believes that our company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence." We continue to experience net operating losses.

RISKS ASSOCIATED WITH OUR COMMON STOCK

TRADING ON THE OTC BULLETIN BOARD MAY BE VOLATILE AND SPORADIC, WHICH COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT DIFFICULT FOR OUR STOCKHOLDERS TO RESELL THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

OTHER RISKS

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of the securities offered through this Prospectus by the selling security holders. The selling security holders will receive all proceeds from this offering.

                         DETERMINATION OF OFFERING PRICE

The selling security holders may sell the 5,550,000 common shares being registered in this prospectus at prevailing market prices or privately negotiated prices. The number of common shares that may be actually sold by a selling security holder will be determined at the discretion of that selling security holder. The selling security holders are neither obligated to sell all or any portion of the common shares offered, nor are they obligated to sell such shares immediately under this Prospectus. The security holders may sell common stock at any privately negotiated price which may be influenced by factors such as a shareholder's own cash requirements, or objective criteria of value such as the market value of our assets.

                                    DILUTION

All of the 5,550,000 shares of our common stock to be sold by the selling security holders are currently issued and outstanding, and will therefore not cause dilution to any of our existing stockholders.

                            SELLING SECURITY HOLDERS


As of February 1, 2011 our Company has 150,000,000 common shares authorized with a par value of $0.001 per share with 64,000,000 common shares outstanding.


We also have 5,400,000 vested options outstanding with each option to purchase one share of our common stock at a purchase price of $0.68. Of the 5,400,000 options, 400,000 are exercisable until October 6, 2012 and 5,000,000 are exercisable until October 6, 2015. On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan (and accrued interest) is convertible in whole or in part into common shares of our Company at a conversion price of $1.05 and will bear interest at 10% per annum. We have no other authorized class of preferred stock or outstanding convertible securities.

The 6 selling security holders are offering for sale 5,550,000 shares of our issued and outstanding common stock which they obtained through private transactions or as part of our issuance of 24,000,000 shares of our common stock at $0.0025 per share pursuant to an SB-2 prospectus offering. The issuance was completed on December 20, 2006 for total proceeds of $60,000.

On March 17, 2010 we filed a Plan of Merger, Merger Agreement and Certificate of Change with the Nevada Secretary of State to affect a forward stock split of our common shares on a 2 new share for 1 old share basis. The change was approved by FINRA effective April 12, 2010. As a result, our authorized capital increased from 75,000,000 to 150,000,000 shares of common stock and our issued and outstanding common stock increased from 32,000,000 shares to 64,000,000 shares, all with a par value of $0.001.

All references in this Prospectus to the number of shares, price per share and weighted average number of shares outstanding of common stock prior to this stock split have been adjusted to reflect the stock split on a retroactive basis unless otherwise noted.


The following table provides information as of February 1, 2011 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

     *    the number of shares owned by each prior to this offering;

     *    the number of shares being offered by each;

     * the number of shares that will be owned by each upon completion of the offering, assuming that all the shares being offered are sold;

     *    the percentage of shares owned by each; and

     * the identity of the beneficial holder of any entity that owns the shares being offered.

                                                                                                     Percentage
                                                                      Maximum                        Owned upon
                                     Shares Owned                    Numbers of      Beneficial      Completion
 Name of Selling                    Prior to this                   Shares Being   Ownership After     of the
 Security Holder                     Offering(1)    Percent %(2)      Offered         Offering       Offering(2)
 ---------------                     -----------    ------------      -------         --------       -----------
Bill Iversen                            100,000        (3)             100,000                0              0

Masters International Investments
Holdings Corp.(4)                     1,000,000         1.56           500,000          500,000             (1)

Robert McAllister                       100,000        (3)             100,000                0              0

Monaco Capital Inc.(5)               34,950,000        54.60         1,000,000       33,950,000          53.04

Ostras Group Ltd.(6)                  1,000,000         1.56         1,000,000                0              0

Kristian Ross                         2,850,000         4.45         2,850,000                0              0
                                     ----------        -----        ----------       ----------          -----

TOTAL                                40,500,000        63.28         5,550,000       34,450,000          53.82
                                     ==========        =====        ==========       ==========          =====

----------
(1) The number and percentage of shares beneficially owned is determined to the best of our knowledge in accordance with the Rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting or investment power and also any shares which the selling security holder has the right to acquire within 60 days of the date of this Prospectus.

(2) The percentages are based on 64,000,000 shares of our common stock issued and outstanding and as at February 1, 2011.

(3)  Less than 1%.
(4) Alexis Vergara has voting and dispositive control over securities held by Masters International Investments Holdings Corp.
(5) K. Kaffa has voting and dispositive control over securities held by Monaco Capital Inc.
(6) Erwin Speckert has voting and dispositive control over securities held by Ostras Group Ltd.

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all the shares or rights to the shares. The numbers in this table assume that none of the selling security holders will sell shares not being offered in this Prospectus or will purchase additional shares, and assumes that all the shares being registered will be sold.

Other than as described above, none of the selling security holders or their beneficial owners has had a material relationship with us other than as a security holder at any time within the past three years, or has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

None of the selling security holders are broker-dealers or affiliates of a broker-dealer.

                              PLAN OF DISTRIBUTION

We are registering 5,550,000 shares of our common stock on behalf of the selling security holders. The selling security holders may sell the 5,550,000 shares of our common stock at prevailing market prices or privately negotiated prices.

Our common stock is quoted on the OTC Bulletin Board under the symbol APGA. Trading in stocks quoted on the OTC Bulletin Board is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company's operations or business prospects.

OTC Bulletin Board should not be confused with the NASDAQ market. OTC Bulletin Board companies are subject to far less restrictions and regulations than companies whose securities are traded on the NASDAQ market. Moreover, the OTC Bulletin Board is not a stock exchange, and the trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like the NASDAQ Small Cap or a stock exchange. In the absence of an active trading market investors may have difficulty buying and selling or obtaining market quotations for our common stock and its market visibility may be limited, which may have a negative effect on the market price of our common stock.

There is no assurance that our common stock will remain quoted on the OTC Bulletin Board. Although we currently meet the existing requirements to for quotation on the OTC Bulletin Board, we cannot assure you that we will continue to meet these requirements.

The selling security holders may sell some or all of their shares of our common stock in one or more transactions, including block transactions:

     *    on such public markets as the securities may be trading;

     *    in privately negotiated transactions; or

     *    in any combination of these methods of distribution.

The selling security holders may offer our common stock to the public:

     * at the market price prevailing at the time of sale as quoted on the OTC Bulletin Board;

     * at a price related to such prevailing market price as quoted on the OTC Bulletin Board; or

     *    at such other price as the selling security holders determine.

We are bearing all costs relating to the registration of our common stock. The selling security holders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of our common stock.

The selling security holders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of our common stock. In particular, during such times as the selling security holders may be deemed to be engaged in a distribution of any securities, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

     * furnish each broker or dealer through which our common stock may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer;

     * not engage in any stabilization activities in connection with our securities; and

     * not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling security holders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Our common stock may be sold from time to time by the selling security holders in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale or at negotiated prices if our common stock becomes quoted on the OTC Bulletin Board and a market for the stock develops. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

The selling security holders and any broker-dealers acting in connection with the sale of the common stock offered under this Prospectus may be deemed to be underwriters within the meaning of section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the selling security holders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling security holders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock. Because the selling security holders may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not yet entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their shares. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

REGULATION M

During such time as the selling security holders may be engaged in a distribution of any of the securities being registered by this Prospectus, the selling security holders are required to comply with Regulation M under the Exchange Act. In general, Regulation M precludes any selling security holder, any affiliated purchaser and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling security holders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this Prospectus, and we have also advised the selling security holders of the requirements for delivery of this Prospectus in connection with any sales of the shares offered by this Prospectus.

With regard to short sales, the selling security holders cannot cover their short sales with securities from this offering. In addition, if a short sale is deemed to be a stabilizing activity, then the selling security holders will not be permitted to engage in such an activity. All of these limitations may affect the marketability of our common stock.

PENNY STOCK RULES

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of federal securities laws;

     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask prices;

     * contains the toll-free telephone number for inquiries on disciplinary actions;

     * defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     * contains such other information, and is in such form (including language, type size, and format) as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, a broker-dealer must also provide a customer with:

     *    the bid and ask prices for the penny stock;

     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock;

     * the amount and a description of any compensation that the broker-dealer and its associated salesperson will receive in connection with the transaction; and

     * a monthly account statement indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser's written acknowledgment of the receipt of a risk disclosure statement, (ii) a written agreement to transactions involving penny stocks, and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore our stockholders may have difficulty selling their shares.

BLUE SKY RESTRICTIONS ON RESALE

When a selling security holder wants to sell shares of our common stock under this Prospectus in the United States, the selling security holder will need to comply with state securities laws, also known as "blue sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration of secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise the stockholder as to which states have an exemption for secondary sales of our common stock.

Any person who purchases shares of our common stock from a selling security holder pursuant to this Prospectus, and who subsequently wants to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Registration Statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether he will need to register or may rely on an exemption from registration.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK


As of January 27, 2011 there were 64,000,000 issued and outstanding shares of our common held by 37 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons agreed to provide our company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration of his services, we agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and a one-time grant of 1,000,000 non-transferable options with each option to acquire one (1) share of our common stock at a purchase price of US$1.00 per share, exercisable for five
(5) years. The aforementioned 1,000,000 options were issued on April 14, 2010 but were subsequently cancelled on November 18, 2010 in consideration of the issuance to Mr. Parsons of 1,000,000 options under our 2010 Stock Plan as part of the below described issuance.

On October 6, 2010, we granted an aggregate of 5,400,000 stock options to ten individuals, including directors, officers, consultants and employees, pursuant to our 2010 Stock Plan, at an exercise price of $0.68 per share. Of the 5,400,000 stock options, 400,000 options are exercisable until October 5, 2012 and 5,000,000 options are exercisable until October 6, 2015. We issued the stock options to seven (7) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to three (3) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Except for the above described 5,400,000 options, we have not issued any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan (and accrued interest) is convertible in whole or in part into common shares of our company at a conversion price of $1.05 and will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. We may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding for an additional 10% of such amount.

At August 31, 2010, Monaco Capital Inc has advanced $250,933. The balance sheet at August 31, 2010 records the loan value at $240,142 due to the unamortized beneficial conversion feature of $10,791.

On September 7, 2010, October 13, 2010 and December 6, 2010 Monaco Capital Inc. advanced $100,000, $50,000 and $100,000 respectively.

On December 17, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $5,000,000. The convertible loan agreement replaced the original agreement with Monaco Capital Inc., dated April 22, 2010 and provided that the principal of $500,933 advanced under it, along with $20,664 in unpaid, accrued interest, to and including December 17, 2010, be treated as if issued under the terms of the new agreement. The loan is unsecured and bears interest at the rate of 10% per annum payable on the due date. The loan is convertible into securities of the Company at a conversion price calculated as the mean volume weighted average price for the Company's common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. We may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding for an additional 10% of such amount.

On December 29, 2010 Monaco Capital Inc. advanced $100,000. The total advanced under the convertible loan agreement is $621,596.

Other than the rights conferred upon Monaco Capital Inc. pursuant to the above described convertible loan agreement, we have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Our audited financial statements for the 12 month periods ended August 31, 2010 and August 31, 2009 have been included in this Prospectus in reliance upon De Joya Griffith & Company, LLC, an independent registered public accounting firm, as experts in accounting and auditing.

                             DESCRIPTION OF BUSINESS

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expects", "plans", "will", "may", "anticipates", "believes", "should", "intends", "estimates" and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our intellectual property; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified personnel; and other risks detailed from time to time in our filings with the SEC, or otherwise.

GENERAL OVERVIEW

We were incorporated under the laws of the State of Nevada on July 20, 2006 under the name "Zebra Resources Incorporated"(aka "Zebra Resources Inc."). At inception, we were an exploration stage company engaged in the acquisition, exploration and development of mineral properties. On July 26, 2006, we entered into a mineral property option agreement to earn an interest in a mineral claim known as the Astro 2006 claim. Based on the information available to us, we determined that the Astro 2006 claim did not, in all likelihood, contain a commercially viable mineral deposit, and we therefore abandoned any further exploration on the property.

As a result, we investigated several other business opportunities to enhance shareholder value.

On September 12, 2008, Karl Kottmeier resigned as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer. As a result, on September 12, 2008, we appointed Dan Gravelle as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer. Additionally, Mr. Gravelle was appointed as a director of our company.

On December 1, 2008, Karl Kottmeier resigned as a director of our company.

On November 30, 2009, we appointed Mr. Peter Jenks as a member of our board of directors.

On February 26, 2010, Monaco Capital Inc. acquired a controlling interest in our company by purchasing 20,000,000 shares of our common stock in a private transaction.

Effective March 17, 2010, we effected a one (1) old for two (2) new forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 to 150,000,000 shares of common stock and our issued and outstanding increased from 32,000,000 shares of common stock to 64,000,000 shares of common stock, all with a par value of $0.001.

Also effective March 17, 2010, we changed our name from "Zebra Resources Incorporated" to "American Paramount Gold Corp.", by way of a merger with our wholly owned subsidiary American Paramount Gold Corp., which was formed solely for the change of name.

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on April 12, 2010 under the new stock symbol "APGA". Our new CUSIP number is 02882T 105.

Effective April 14, 2010, we appointed Wayne Parsons as a member of our board of directors and as our President, Chief Executive Officer, Treasurer, Secretary and Chief Financial Officer. Also effective April 14, 2010, Dan Gravelle resigned as our President, Chief Executive Officer, Treasurer, Secretary and Chief Financial Officer.

On April 16, 2010, we entered into an option agreement to acquire a 100% long-term lease interest in 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). The 189 claims making up the Cap Gold Project form a contiguous block of approximately 3,960 acres (1,602 hectares). We paid $125,000 to secure the option, giving us the right acquire a 100% long-term lease interest in the Cap Gold Project. To exercise the option we must: (i) make ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incur expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) make production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our company from production from the property. At our company's election, the production royalty may be calculated either on a sliding scale or on a fixed production royalty basis, and must range from 1% to a maximum of 3%.

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons agreed to provide our company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration of his services, we agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and a one-time grant of 1,000,000 non-transferable options with each option to acquire one share of our common stock at a purchase price of US$1.00 per share, exercisable for five (5) years The aforementioned 1,000,000 options were issued on April 14, 2010 but were subsequently cancelled on November 18, 2010 in consideration of the issuance to Mr. Parsons of 1,000,000 options under our 2010 Stock Plan on October 6, 2010. Those options are exercisable at a price of $0.68 per share until October 6, 2015. The consulting agreement with Mr. Parsons was terminated upon his resignation as president and chief executive officer on September 29, 2010. No further compensation is payable under the agreement.

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan (and accrued interest) is convertible in whole or in part into common shares of our company at a conversion price of $1.05 and will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. We may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding for an additional 10% of such amount. At August 31, 2010, Monaco Capital Inc has advanced $250,933. The balance sheet at August 31, 2010 records the loan value at $240,142 due to the unamortized beneficial conversion feature of $10,791.

Effective April 27, 2010, we appointed John Goodwin as a member of our board of directors.

On July 30, 2010, our directors approved the adoption of the 2010 Stock Option Plan which permits our Company to issue up to 6,500,000 shares of our common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2010 Plan.

On July 19, 2010, we increased the numbers of directors on our board of directors from three to four and appointed John Trevor Eyton to fill the ensuing vacancy.

On July 28, 2010, we obtained an extra-provincial license to carry on business in the Province of Ontario, Canada. Our Ontario Corporation Number is 1827852.

On August 30, 2010, Wayne Parsons resigned as our secretary and treasurer. On September 29, 2010. Mr. Parsons resigned as our president, chief financial officer and chief executive. His resignation was not the result of any disagreement regarding our operations, policies, practices or other disagreements, and he will remain as a member of our board of directors.

On September 27, 2010, Peter Jenks and John Goodwin each resigned as members of our board of directors. Mr. Jenks' and Mr. Goodwin's resignations were not the result of any disagreements regarding our operations, policies, practices or other disagreements.

To fill the vacancies created by the resignations of Mr. Parsons, Mr. Jenks and Mr. Goodwin, our Company appointed the following individuals:

     * Hugh Aird as a member of our board of directors, effective August 30, 2010;

     * Hugh Aird as our president and chief executive, effective September 29, 2010;

     *    Ann Dumyn as our secretary and treasurer, effective August 30, 2010;

     * Ann Dumyn as our chief financial officer, effective September 29, 2010;

     * Dr. H. Neville Rhoden as a member of our board of directors, effective August 30, 2010; and

     * Leland Verner as a member of our board of directors, effective August 30, 2010.

On October 6, 2010, we granted an aggregate of 5,400,000 stock options to ten individuals, including directors, officers, consultants and employees, pursuant to our 2010 Stock Plan, at an exercise price of $0.68 per share. Of the 5,400,000 stock options, 400,000 options are exercisable until October 6, 2012 and 5,000,000 options are exercisable until October 6, 2015. All the stock options vested upon issuance. We issued the stock options to seven (7) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to three (3) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On November 9, 2010, we announced by press release our entry into a non-binding letter of intent with Lonsdale Acquisition Corporation to acquire the Kisita Gold Mine Property, an operational gold property four hours northwest of the capital city of Kampala, Uganda. The acquisition was subject to further negotiation and due diligence of the project satisfactory to us. On December 9, 2010 the Company, having performed the due diligence required to acquire the Kisita Gold Mine Property, advised Lonsdale Acquisition Corporation that it declined to proceed with the purchase agreement under its current terms and conditions. Discussions with Lonsdale Acquisition Corporation are ongoing.

On December 16, 2010, Leland Verner resigned as a member of our board of directors. Mr. Verner's resignation was not the result of any disagreements regarding our operations, policies, practices or other disagreements.

Our board of directors now consists of 4 directors including J. Trevor Eyton, Wayne Parsons, Hugh Aird, and Dr. H. Neville Rhoden.

BUSINESS SUBSEQUENT TO THE ACQUISITION OF THE CAP GOLD PROPERTY OPTION

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization on our property located in Nevada. We intend to conduct exploration and development programs on our recently optioned property.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties, To date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one. Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to conduct exploration activities on the Cap Gold Project and to complete the terms of the Cap Gold option agreement. For a description of our Cap Gold Project please see the section entitled "Properties" beginning on page 25.

COMPETITION

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

COMPLIANCE WITH GOVERNMENT REGULATION

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research and development expenditures over the past two fiscal years.

EMPLOYEES

Currently, we do not have any employees. Additionally, we have not entered into any consulting or employment agreements with our president, chief executive officer, treasurer, secretary or chief financial officer. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

SUBSIDIARIES

We do not have any subsidiaries.

INTELLECTUAL PROPERTY

We own all copyright in and to the contents of our website, www.americanparamountgold.com. We do not own, either legally or beneficially, any patent or trademark.

                            DESCRIPTION OF PROPERTY

EXECUTIVE OFFICES

As of the date of this Prospectus, our executive, administrative, and operating offices are located at 130 King St. West, Suite 3670, Toronto ON M5X 1A9. We believe these facilities are adequate for our current needs. The offices are currently provided to us free of charge on an interim basis by American Lithium Minerals, Inc. Our President, CEO and director, Hugh Aird is chairman of the board and former president of American Lithium Minerals, Inc. and our director
J. Trevor Eyton is a former director of American Lithium Minerals, Inc.

MINERAL PROPERTIES

THE CAP GOLD PROJECT

LOCATION AND ACCESS

The Cap Gold Project consists of the CAP (14 claims), KAP (2 claims), and the CAPX (173 claims) unpatented mining claims forming a contiguous block of approximately 3,960 acres (1,602 hectares). The claims are located in sections 25, 26, 27, 34, 35, and 36, Township 1 South, Range 51 East, and MDB&M, in Nye County, Nevada. The geographic coordinates are 37(degree)49' North Latitude, 116(degree)15' West Longitude. The property is in the Reveille Valley on the pediment east of the Kawich Range on lands administered by the U.S. Department of the Interior, Bureau of Land Management ("BLM"), Tonopah District.

Access to the center of the property is by paved, gravel, and dirt roads. Follow U.S. Highway 6 easterly from Tonopah for 50 miles (80 km) to a junction with U.S. Highway 375 at Warm Springs. From Warm Springs turn right (southerly) on Highway 375 for 0.5 mile (0.8 km), thence turn right onto a graded gravel county road which trends southerly along the southern part of Reveille Valley for 27 miles (43.5 km). Turn right (westerly) 0.25 miles (0.4 km) south of Willow Witch Well and continue for 3 miles (4.8 km) on a dirt road into the center of the claim block. From Rachel, Nevada, follow Nevada State Highway 375 for approximately 15 miles (24.1 km) northwesterly to the eastern edge of Railroad Valley, turn left and go westerly on a paved road approximately 10 miles (6.2 km). Turn right onto a graded gravel county road that trends northerly up the Reveille Valley and go approximately 9 miles (14.5 km). Turn left on the dirt road 0.25 miles (0.4 km) south of the Willow Witch Well and proceed 3 miles (4.8 km) to the claim block. 4- Wheel drive vehicles or ATVs can access most areas of the property.

OPTION AGREEMENT

Our company has an option to earn an interest in the Cap Gold Project through an agreement entered into between our company and Royce L. Hackworth and Belva L.Tomany. In order to complete the transactions contemplated by the agreement, we paid $25,000 upon the closing of the agreement and an additional $100,000 upon satisfaction of our due diligence. The agreement gives our company the option to acquire a 100% long-term lease interest in the Cap Gold Project by (i) making ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incurring expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) making production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our company from production from the property. The production royalty is based on, at our company's election, a sliding scale or fixed production royalty basis, which in either case ranges from 1% to a maximum of 3%.

HISTORY

Ownership of the property is not known prior to 1987 when Production Exploration Resources staked 14 CAP claims over several outcrops containing elevated amounts of mercury and antimony. From 1990 to August 1992 Pegasus Gold Corporation held the property under option. Subsequently Kennecott Exploration optioned the property in the period of 1994-1996. Redhawk Resources Inc. leased the property starting October 3, 2003.

Four small prospect pits, dug by unknown persons, had explored outcroppings prior to the staking of the CAP claims in 1987. During 1988, Production Exploration Resources drilled 5 reverse circulation (RC) holes (T-88-1 to T-88-5), totaling 1845 feet (557 meters) on mercury-antimony anomalies.

Pegasus Gold Corporation completed soil geochemistry and drilled 29 reverse circulation holes (C1-29) for a total of 12,855 feet (3918 meters). A 5-foot interval (1.5 meters) of 24.4 ppm Au (0.712 oz Au/ton) was intersected in hole C-6 and a 5-foot interval (1.5 meters) of 11.0 ppm (0.321 oz Au/ton) in hole C-8. Otherwise only low gold values were obtained. Drill logs and assay sheets are incomplete, and chips for C1 through C5 were not available. After the drilling was completed, Pegasus Gold Corporation performed an induced polarization and resistivity survey over the central part of the target area. A magnetic survey, also perhaps done after the drilling, suggests magnetic low patterns near and parallel to the high resistivity trends.

In 1993, Production Exploration Resources drilled an additional 8 reverse circulation holes (T-93-6 to T-93-13) totaling 6270 feet (1912 meters). Significant intersections were cut in holes T-93-8, 6.2 ppm Au (0.181 oz Au/ton) across 10 feet (3 meters), and in hole T-93-9, 6.5 ppm Au (0.190 oz Au/ton) across 5 feet (1.5 meters).

In 1994-1996, Kennecott drilled 11 reverse circulation holes (CG-1 to CG-11) for a total of 7905 feet (2411 meters). No high-grade intersections were obtained, although hole CG-1 intercepted long intervals of low-grade gold and silver, similar to those found in the Cap Structure, enclosing six separate 5 foot intervals of >0.4 g/t gold. A soil geochemical survey was also completed.

In 1996 Newmont Exploration carried out a limited gravity survey over the central portion of the property.

Production Exploration Resources drilled a further 5 reverse circulation holes (T-00-14 to T-00-18) in 2000 totaling 6470 feet (1972 meters). Intersections were cut in hole T-00-15 of 15.4 ppm Au (0.449 oz Au/ton) across 5.0 feet (1.5 meters) and in hole T-00-18 of 31.0 ppm Au (0.904 oz Au/ton) across 5.0 feet (1.5 meters).

In total 35,345 feet (10,773 meters) of reverse circulation drilling in 58 holes has been completed since 1988.

In 2004 Redhawk Resources Inc. commissioned a gradient array resistivity (GAR) survey to cover approximately one square mile centered on the CAP Zone and the area of high gold and silver values encountered in RC drilling. Spontaneous Potential Gradient (SPG) readings were also recorded during the GAR survey. Also in June-July 2004, Redhawk drilled five angle, large diameter (HQ 2.5 inch core), core holes across the CAP Zone in the area of the RC drilling with high precious metal values. The core drill holes were designed to test below and/or laterally from the previous RC drilling. Drilling in the five core holes totaled 5,645 feet (1,720 meters) along approximately 1200 feet (365 meters) strike length of the CAP Zone.

There is no known mineral resource or mineral reserve estimates and there is no known mineral production from the property.

PROPOSED PROGRAM OF EXPLORATION

The ongoing exploration program will encompass expanded and detailed geology, identify alteration envelopes, expand the gravity, GAR and SPG geophysical surveys to delineate potential targets within the structure to be tested initially by RC with follow-up core drilling, and to delineate potential precious metals targets within other parallel structures identified by the geophysical studies.

Five core drill holes have intersected the Cap Zone based on results of the exploratory RC drilling and geophysical surveys which has confirmed and enhanced the interpretation of the deposit by previous operators. To further delineate the structure and mineralization distribution, large diameter core drilling program would provide more information on the configuration and mineralization of the vein systems.

The knowledge gained from the Cap Zone will be applied to other potential clusters of epithermal deposits in this structural belt covered by our company's land position.

There is no known mineral resource or mineral reserve estimates and there is no known mineral production from the property.

ROCK FORMATIONS AND MINERALIZATION

The Cap Gold Project is situated in the Toiyabe-Kawich Structural Zone of the Walker Lane Structural Belt. The Walker Lane is a terrain dominated by a series of parallel to sub-parallel, northwest trending, right lateral transcurrent faults that cross central and western Nevada. This belt hosts numerous precious metal districts and deposits; including Bullfrog, Goldfield, Tonopah, and Comstock Districts, and the Midway, Paradise Peak, and Rawhide deposits. Estimated production from the volcanic-hosted epithermal gold and silver deposits within this belt has exceeded 40 million ounces of gold and 540 million ounces of silver.

Mining Districts along the approximately 10 miles wide by 50 miles long Toiyabe-Kawich Structural Zone include (from north to south): Paradise Peak, Fairplay, Athens, Bell, Republic, Cloverdale, San Antonio, Baxter-Willow Springs, Midway, Hannapah, Ellendale, Golden Arrow, Silver Bow, and Eden Creek. The tertiary volcanic-hosted epithermal Cap Gold Project is on the southern projection of this Zone approximately 12 miles southeast of the Eden District.

The host rocks are rhyolite to rhyo-dacite to dacite in composition and of mid-Tertiary age. Precious metal values are hosted in silicified zones, stockworks, veins, and breccias developed along WNW, ENE, and E-W structures. Mineralized zones are enveloped by successive argillic and propylitic alteration haloes.

In 2004 a five hole core drill hole drill program was undertaken by Redhawk Resources Inc. at Cap Gold. This program confirmed the presence of high gold grades (15.5 g/t gold over 4 feet in hole AC-2), and confirmed the presence of long intervals of low grade gold mineralization intersected in earlier RC drilling programs and increased the knowledge of the aurific epithermal system at Cap Gold. This program also confirmed the presence of a large, multi-episodic, precious metal bearing hydrothermal system. In addition strong argillic and strong silicification zones encountered in drilling appears to correspond well with the low and high resistivity trends, respectively, interpreted from the GAR/SPG survey.

There is no known mineral resource or mineral reserve estimates and there is no known mineral production from the property.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common shares are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol "APGA." The following quotations, obtained from Yahoo Finance, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

         National Association of Securities Dealers OTC Bulletin Board(1)

           Quarter Ended                High                     Low
           -------------                ----                     ---

         November 30, 2010            $0.89                     $0.30
         August 31, 2010              $1.18                     $0.58
         May 31, 2010(3)              $1.20                     $1.01
         February 28, 2010            $ N/A(2)                  $ N/A(2)
         November 30, 2009            $ N/A(2)                  $ N/A(2)
         August 31, 2009              $ N/A(2)                  $ N/A(2)
         May 31, 2009                 $ N/A(2)                  $ N/A(2)
         February 28, 2009            $ N/A(2)                  $ N/A(2)
         November 30, 2008            $ N/A(2)                  $ N/A(2)
         August 31, 2008              $ N/A(2)                  $ N/A(2)
         May 31, 2008                 $ N/A(2)                  $ N/A(2)
         February 28, 2008            $ N/A(2)                  $ N/A(2)

----------
(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)  No trades occurred during this period.
(3)  The first trade in our stock did not occur until March 4, 2010.

HOLDERS

Our common shares are issued in registered form. Nevada Agency and Transfer Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501 (Telephone: (775) 322-0626; Facsimile: (775) 322-5623) is the registrar and transfer agent for our common shares.

On January 27, 2011, our shareholders' list showed 37 registered shareholders and 64,000,000 common shares outstanding.


DIVIDENDS

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

EQUITY COMPENSATION PLANS


On July 30, 2010, our directors approved the adoption of the 2010 Stock Option Plan which permits our Company to issue up to 6,500,000 shares of our common stock to directors, officers, employees and consultants of our company upon the exercise of stock options granted under the 2010 Plan. As of February 1, 2011, there are outstanding options under the 2010 Plan to purchase 5,400,000 shares of our common stock.

                              FINANCIAL STATEMENTS


Our audited financial statements for the twelve month periods ended August 31, 2010 and August 31, 2009 are included in this prospectus. Our unaudited financial statements for the three month period ended November 30, 2010 are also included. Our financial statements are prepared in accordance with United States generally accepted accounting principles and are stated in United States Dollars (US$). The financial statements appear beginning on page F-1.

                          American Paramount Gold Corp.
                           (fka Zebra Resources Inc.)
                         (An exploration Stage Company)
                                      Index

        Balance Sheets at November 30, 2010 (unaudited) and
        August 31, 2010 (audited)                                            F-2

        Statements of Operations for the three months ended November 30,
        2010 and 2009, and for the period from inception (July 20, 2006)
        to November 30, 2010 (unaudited)                                     F-3

        Statement of Stockholders' Equity (Deficit) for the period from
        inception (July 20, 2006) to November 30, 2010                       F-4

        Statements of Cash Flows for the three months ended November 30,
        2010 and 2009, and for the period from inception (July 20, 2006)
        to November 30, 2010 (unaudited)                                     F-5

        Notes to Financial Statements (unaudited)                            F-6

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Company)
Balance Sheets - Presented in U.S. Dollars
--------------------------------------------------------------------------------

                                                                     November 30,            August 31,
                                                                         2010                   2010
                                                                     ------------           ------------
                                                                      (Unaudited)             (Audited)
ASSETS

CURRENT ASSETS
  Cash                                                               $     13,761           $      2,146
  Prepaids and deposits                                                    34,018                 70,723
                                                                     ------------           ------------
  Total current assets                                                     47,779                 72,869
                                                                     ------------           ------------
  Mineral claim                                                           125,000                125,000
  Website, net                                                             21,196                 23,389
                                                                     ------------           ------------

TOTAL ASSETS                                                         $    193,975           $    221,258
                                                                     ============           ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                           $    141,861           $     76,023
  Accounts payable - related party                                             --                  1,000
  Notes payable                                                            64,284                 62,907
  Convertible loans payable - related party, net of unamortized discount of $6,595 and $10,791 as of November 30, 2010
   and 2009, respectively                                                 394,338                240,142
                                                                     ------------           ------------
TOTAL CURRENT LIABILITIES                                                 600,483                380,072
                                                                     ------------           ------------

TOTAL LIABILITIES                                                         600,483                380,072
                                                                     ------------           ------------

STOCKHOLDERS' DEFICIT
  Common stock
    150,000,000 authorized shares, par value $0.001
    64,000,000 shares issued and outstanding                               64,000                 64,000
  Additional paid-in capital                                            3,038,833                558,033
  Deficit accumulated during the exploration stage                     (3,509,341)              (780,847)
                                                                     ------------           ------------
TOTAL STOCKHOLDERS' DEFICIT                                              (406,508)              (158,814)
                                                                     ------------           ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                          $    193,975           $    221,258
                                                                     ============           ============


                 The accompanying notes are an integral part of
                       these interim financial statements

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Company)
Statements of Operations - Presented in U.S. Dollars
(Unaudited)
--------------------------------------------------------------------------------

                                                                                          From inception
                                                    For the Three Months                (July 20, 2006) to
                                                     Ended November 30,                    November 30,
                                                 2010                   2009                   2010
                                             ------------           ------------           ------------
REVENUES                                     $         --           $         --           $         --
                                             ------------           ------------           ------------
OPERATING EXPENSES
  Consulting expense                            2,496,769                     --              3,033,999
  Exploration expenses                            117,211                     --                134,711
  General and administrative                       25,783                    733                 69,025
  Rent expenses - related party                        --                  1,500                  7,500
  Management fees                                  33,212                     --                 33,212
  Professional fees                                41,738                  3,000                182,324
                                             ------------           ------------           ------------
TOTAL EXPENSES                                  2,714,713                  5,233              3,460,771

OTHER EXPENSES
  Amortization of debt discount                     4,196                     --                 10,238
  Interest expense                                  9,585                     --                 18,332
                                             ------------           ------------           ------------
TOTAL OTHER EXPENSE                                13,781                     --                 28,570
                                             ------------           ------------           ------------

NET LOSS                                     $ (2,728,494)          $     (5,233)          $ (3,489,341)
                                             ============           ============           ============

NET LOSS PER COMMON SHARE - BASIC            $      (0.04)          $      (0.00)
                                             ============           ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING - BASIC                           64,000,000             32,000,000
                                             ============           ============


                 The accompanying notes are an integral part of
                       these interim financial statements

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Company)
Statement of Stockholders' Equity (Deficit)  - Presented in US Dollars
(Unaudited)
--------------------------------------------------------------------------------

                                                                                       Deficit
                                                                                     Accumulated
                                                Common Stock          Additional      During the
                                            --------------------       Paid-in       Exploration
                                            Number        Amount       Capital          Stage            Total
                                            ------        ------       -------          -----            -----
Balance, July 20, 2006                            --     $     --     $       --     $        --      $        --
Issued for cash at $0.0005 per share
 on July 26, 2006                         40,000,000       40,000             --         (20,000)          20,000
Net loss                                          --           --             --         (18,575)         (18,575)
                                         -----------     --------     ----------     -----------      -----------
Balance, August 31, 2006                  40,000,000       40,000             --         (38,575)           1,425
Issued for cash at $0.0025 per share
 on December 20, 2006                     24,000,000       24,000         36,000              --           60,000
Net loss                                          --           --             --         (15,058)         (15,058)
                                         -----------     --------     ----------     -----------      -----------
Balance, August 31, 2007                  64,000,000       64,000         36,000         (53,633)          46,367
Net loss                                          --           --             --         (20,102)         (20,102)
                                         -----------     --------     ----------     -----------      -----------
Balance, August 31, 2008                  64,000,000       64,000         36,000         (73,735)          26,265
Net loss                                          --           --             --         (17,820)         (17,820)
                                         -----------     --------     ----------     -----------      -----------
Balance, August 31, 2009                  64,000,000       64,000         36,000         (91,555)           8,445
Beneficial conversion feature                     --           --         16,833              --           16,833
Share-based compensation                          --           --        505,200              --          505,200
Net loss                                          --           --             --        (689,292)        (689,292)
                                         -----------     --------     ----------     -----------      -----------
Balance, August 31, 2010                  64,000,000       64,000        558,033        (780,847)        (158,814)
Share-based compensation                          --           --      2,480,800              --        2,480,800
Net loss                                          --           --             --      (2,728,494)      (2,728,494)
                                         -----------     --------     ----------     -----------      -----------
BALANCE, NOVEMBER 30, 2010                64,000,000     $ 64,000     $3,038,833     $(3,509,341)     $  (406,508)
                                         ===========     ========     ==========     ===========      ===========


                 The accompanying notes are an integral part of
                       these interim financial statements

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Company)
Statements of Cash Flows - Presented in US Dollars
(Unaudited)
--------------------------------------------------------------------------------

                                                                                                   From inception
                                                                   For the Three Months          (July 20, 2006) to
                                                                    Ended November 30,              November 30,
                                                                2010                2009                2010
                                                            ------------        ------------        ------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                  $ (2,728,494)       $     (5,233)       $ (3,489,341)
  Adjustments to reconcile net loss to net
   cash used in operating activities:
     Amortization of website                                       2,193                  --               5,117
     Stock based compensation                                  2,480,800                  --           2,986,000
     Amortized debt discount                                       4,196                  --              10,238
  Changes in operating assets and liabilities:
     Decrease (increase) in prepaids and deposits                 36,705                  --             (34,018)
     Increase (decrease) in accounts payable and
      accrued liabilities                                         65,838                (150)            141,861
     Increase (decrease) accounts payable - related party         (1,000)              1,500                  --
                                                            ------------        ------------        ------------
NET CASH USED IN OPERATING ACTIVITIES                           (139,762)             (3,883)           (380,143)
                                                            ------------        ------------        ------------
CASH FLOW FROM INVESTING ACTIVITIES
  Mining claims                                                       --                  --            (125,000)
  Website                                                             --                  --             (26,313)
                                                            ------------        ------------        ------------
NET CASH USED IN INVESTING ACTIVITIES                                 --                  --            (151,313)
                                                            ------------        ------------        ------------
CASH FLOW FROM FINANCING ACTIVITIES
  Convertible loan proceeds - related party                      150,000                  --             400,933
  Notes payable proceeds                                          49,518                  --             112,425
  Note payable payments                                          (48,141)                 --             (48,141)
  Proceeds from sale of common stock                                  --                  --              80,000
                                                            ------------        ------------        ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        151,377                  --             545,217
                                                            ------------        ------------        ------------
INCREASE (DECREASE) IN CASH                                       11,615              (3,883)             13,761
CASH, BEGINNING OF PERIOD                                          2,146               7,419                  --
                                                            ------------        ------------        ------------

CASH, END OF PERIOD                                         $     13,761        $      3,536        $     13,761
                                                            ============        ============        ============

NON-CASH FINANCING ACTIVITIES
  Beneficial conversion feature                             $         --        $         --        $     16,833
                                                            ============        ============        ============


                 The accompanying notes are an integral part of
                       these interim financial statements

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Entity)
Notes to Financial Statements - Presented in US Dollars
Three Months Ended November 30, 2010
(Unaudited)
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION AND GOING CONCERN

The accompanying financial statements of American Paramount Gold Corp.(formally known as Zebra Resources, Inc.) (the "Company") should be read in conjunction with the Company's most recent filing of the Form 10-K which included the financial statements as of August 31, 2010. Significant accounting policies disclosed therein have not changed except as noted below.

In the opinion of management, all adjustments necessary to present fairly the financial position as of November 30, 2010 and the results of operation, stockholders' equity (deficit) and cash flows presented herein have been included in the financial statements. All adjustments are of a normal recurring nature.

GOING CONCERN

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred a net loss of $2,728,494 and $5,233 for the three months ended November 30, 2010 and 2009. At November 30, 2010, the Company had a deficit accumulated during the exploration stage of $3,509,341. Since inception (July 20, 2006) to November 30 2010, the Company has commenced limited operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives. The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

2. DESCRIPTION OF THE BUSINESS AND HISTORY

American Paramount Gold Corp., a Nevada corporation, (hereinafter referred to as the "Company" or "APGC") was incorporated in the State of Nevada on July 20, 2006. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. The Company acquired a mineral claims option located in the Province of British Columbia, Canada during the period ending August 31, 2006 for $15,000. The Company entered into a Mineral Property Options Agreement (the "MPOA") with a private British Columbia company, whereby the Company obtained an option to acquire mineral claims known as "Astro 2006" located in British Columbia. During the period ending August 31, 2009, the Company terminated the MPOA and relieved itself from any further obligations there under.

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons agreed to provide our Company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration of his services, we agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and a one-time grant of 1,000,000 non-transferable options to acquire one share of our common stock at a purchase price of US$1.00 per share, exercisable for five (5) years. These options were cancelled and re-issued on October 6, 2010 with a purchase price of $0.68 as part of the below described issuance under our 2010 Stock Plan. Under ASC (718) this concurrent cancellation and reissuance of options was accounted for as a modification. Accordingly, the Company incurred share-based compensation expense for the incremental difference in the fair value between the new award and the old award, measuring the old award's fair value immediately before the modification. In connection with this modification the Company recorded stock-based compensation of $276,000.

On August 30, 2010, Wayne Parsons resigned as secretary and treasurer of the Company. On September 29, 2010 Mr. Parsons resigned as president, chief

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Entity)
Notes to Financial Statements - Presented in US Dollars
Three Months Ended November 30, 2010
(Unaudited)
--------------------------------------------------------------------------------

2. DESCRIPTION OF THE BUSINESS AND HISTORY

financial officer and chief executive officer of the Company. Concurrently on September 29, 2010, the consulting agreement dated April 14, 2010 between Mr. Parsons and the Company was terminated. In connection with the termination of the consulting agreement the Company agreed to cancel 1,000,000 fully vested stock options with an exercise price of $1.00 that were issued to Mr. Parsons on April 14, 2010 as compensation under the consulting agreement, and to issue to Mr. Parsons 1,000,000 fully vested stock options under the 2010 Stock Plan. The 1,000,000 options under the 2010 Stock Plan were issued on October 6, 2010 and are exercisable at a price of $0.68 until October 6, 2015. The 1,000,000 options issued on April 14, 2010 were cancelled effective November 18, 2010.

On September 7, 2010, and October 13, 2010 Monaco Capital Inc. advanced $100,000 and $50,000 respectively. The total advanced under the Convertible Loan is $400,933.

On September 27, 2010, Peter Jenks and John Goodwin each resigned as members of our board of directors. Mr. Jenks' and Mr. Goodwin's resignations were not the result of any disagreements regarding our operations, policies, practices or other disagreements.

Since September 27, 2010, our board of directors has consisted of 5 directors including J. Trevor Eyton, Wayne Parsons, Hugh Aird, Dr. H. Neville Rhoden, and Leland Verner.

On September 29, 2010, Wayne Parsons resigned as our president, chief executive officer and chief financial officer. Mr. Parsons' resignation was not the result of any disagreements regarding the Company's operations, policies, practices or other disagreements and he remains a member of our board of directors. As a result on September 29, 2010, we appointed Hugh Aird as our president and chief executive officer and Ann Dumyn as our chief financial officer.

On October 6, 2010, we granted an aggregate of 5,400,000 stock options to ten individuals, including directors, officers, consultants and employees, pursuant to our 2010 Stock Plan, at an exercise price of $0.68 per share. Of the 5,400,000 stock options, 400,000 options are exercisable until October 5, 2012 and 5,000,000 options are exercisable until October 6, 2015. We issued the stock options to seven (7) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to three (3) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

The Company is an exploration stage enterprise, as defined in FASB ASC 915-10 "Development Stage Entities". As an exploration stage mining company we are engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization. Our current operational focus is to conduct exploration activities on the Cap Gold Project and to complete the terms of the Cap Gold option agreement (Note 4 Mineral Properties).

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS
Cash consists of all highly liquid financial instruments purchased with an original maturity of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS
FASB ASC 825 "Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities which are deemed to be financial instruments. The fair value represents management's best estimates based on a range of methodologies and assumptions. The carrying

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Entity)
Notes to Financial Statements - Presented in US Dollars
Three Months Ended November 30, 2010
(Unaudited)
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

value of receivables and payables arising in the ordinary course of business and the receivable from taxing authorities, approximate fair value because of the relatively short period of time between their origination and expected realization.

INCOME TAXES
The Company accounts for its income taxes in accordance with FASB ASC 740 "Income Taxes", which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. The Company has a net operating loss carry-forward to be used in future years. The Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE
The Company computes net loss per share in accordance with FASB ASC 260 "Earnings per Share". Under the provisions of FASB ASC 260 "Earnings per Share", basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from Inception (July 20, 2006) through November 30, 2010, common stock equivalents are the rights conferred upon Monaco Capital Inc. pursuant to the convertible loan agreement (Note 6) and those arising from the 2010 Stock Option Plan (Note
8). These stock equivalents were not included as their effect was anti-dilutive for the periods presented.

STOCK-BASED COMPENSATION
On August 1, 2009, the Company adopted the fair value recognition provisions of FASB ASC 718-10 and 505-10. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 505-10. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-10.

The Company records stock-based compensation in accordance with the guidance in ASC 718. ASC Topic 718 requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

CONCENTRATION OF CREDIT RISK
The Company places its cash and cash equivalents with high credit quality financial institutions. The Company obtained financing during the period from Monaco Capital Inc. which holds 52% of the Company's common shares. The balance of the loan as at November 30, 2010 was $394,338, net of debt discount.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Entity)
Notes to Financial Statements - Presented in US Dollars
Three Months Ended November 30, 2010
(Unaudited)
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MINERAL PROPERTY COSTS
The Company has been in the exploration stage since its formation July 20, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisitions are capitalized and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be depleted using the units-of-production method over the estimated life of the probable reserve.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

4. MINERAL PROPERTIES AND WEBSITE DEVELOPMENT

On April 16, 2010, the Company entered into an option agreement to acquire a 100% long-term lease interest in 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). The 189 claims making up the Cap Gold Project form a contiguous block of approximately 3,960 acres (1,602 hectares). The Company paid $125,000 to secure the option, giving it the right to acquire a 100% long-term lease interest in the Cap Gold Project. To exercise the option the Company must: (i) make ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incur expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) make production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our Company from production from the property. At our Company's election, the production royalty may be calculated either on a sliding scale or on a fixed production royalty basis, and must range from 1% to a maximum of 3%.

The Company capitalizes the costs associated with the development of the Company's website pursuant to ASC Topic 350. Other costs related to the maintenance of the website are expensed as incurred. Amortization is provided over the estimated useful life of 3 years using the straight-line method for financial statement purposes. The Company capitalized $26,313 in Website development in the year. The net book value at November 30, 2010 was $21,196.

5. NOTES PAYABLE

Effective June 1, 2010 the Company obtained liability insurance for its directors and entered into a unsecured commercial premium finance agreement - promissory note for $30,720 due in ten equal instalments with a finance charge of $1,187. At November 30, 2010 the balance owing AFCO was $14,766.

On August 27, 2010 the Company obtained a loan from an individual in the principal amount of $32,077. Due to its short-term nature the Company agreed to pay the individual $6,493 as a premium. The note payable totalling $38,570 was due and payable on or before September 15, 2010. The note was paid in full on September 10, 2010.

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Entity)
Notes to Financial Statements - Presented in US Dollars
Three Months Ended November 30, 2010
(Unaudited)
--------------------------------------------------------------------------------

5. NOTES PAYABLE (CONTINUED)

On November 26, 2010, the Company obtained a demand promissory note from Taio Investments Ltd. ("Taio") of $CDN$50,000 ($49,518 US). Due to its short-term nature the Company agreed to pay Taio $5,000 as a premium. The note payable totalling $55,000 was due and payable on December 6, 2010. The note was paid in full on December 6, 2010.

6. CONVERTIBLE LOAN - RELATED PARTY

On April 22, 2010, the Company entered into a convertible loan agreement with Monaco Capital Inc., majority shareholder, for a principal amount of up to $500,000 for a term of one year from any applicable advancement date. The loan is unsecured and shall bear interest at the rate of 10% per annum payable on the due date. The Company may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding at any time for an additional 10% of such amount.

The loan (including accrued interest) is convertible into securities of the Company at a conversion price of $1.05 per share. At any time after the advancement date, if the Company has not paid the loan and accrued interest in full, the Lender may, by providing written notice to the Company, exercise its rights of conversion in respect of either a portion of the total outstanding amount of the loan as of that date into shares of the Company.

At November 30, 2010, Monaco Capital Inc has advanced to the Company $400,933. The balance sheets at November 30, 2010 and August 31, 2010 recorded the loan value at $394,338 and $240,142 due to the unamortized beneficial conversion feature on the convertible debt totalling $6,595 and $10,791. The initial beneficial conversion feature was valued at $16,833 of which $10,238 has been amortized. The beneficial conversion feature amount has been accounted for as a debt discount which is being amortized and treated as interest expense over the term of the convertible debentures. Accrued interest at November 30, 2010 and August 31, 2010 relating to the loan totalling $18,331 and $8,746, respectively was recorded in accounts payable and accrued liabilities.

7. STOCKHOLDERS' EQUITY (DEFICIT)

The  Company  has  150,000,000   (75,000,000  pre-forward  stock  split)  shares
authorized with a par value of $0.001 per share.

Effective July 25, 2006, the Company issued 40,000,000 (20,000,000 pre-forward stock split) to the founding and sole director of the Company pursuant to a stock subscription agreement at $0.0005 per share for total proceeds of $20,000, the shares were issued below par thus $20,000 was applied to accumulated deficit.

Effective December 20, 2006, the Company issued 24,000,000 (12,000,000 pre-forward stock split) shares of the Company's common stock pursuant to the Company's SB-2 prospectus offering at $0.0025 per share for total proceeds of $60,000.

On February 26, 2010, Monaco Capital Inc. acquired a controlling interest in the Company by purchasing 40,000,000 (20,000,000 pre-forward stock split) shares of our common stock in a private transaction.

On March 17, 2010, the Company filed a Plan of Merger, Merger Agreement and Certificate of Change with the Nevada Secretary of State to affect a forward stock split of its common shares on a 2 new for 1 old basis. The change was approved by FINRA effective April 12, 2010. As a result, our authorized capital increased from 75,000,000 to 150,000,000 shares of common stock and our issued and outstanding increased from 32,000,000 shares of common stock to 64,000,000 shares of common stock, all with a par value of $0.001. All references in these financial statements and notes to the financial statements to the number of shares, price per share and weighted average number of shares outstanding of

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Entity)
Notes to Financial Statements - Presented in US Dollars
Three Months Ended November 30, 2010
(Unaudited)
--------------------------------------------------------------------------------

7. STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

common stock prior to this stock split have been adjusted to reflect the stock split on a retroactive basis unless otherwise noted.

On April 22, 2010, the Company entered into a convertible loan agreement with Monaco Capital Inc., a majority shareholder, resulting in a beneficial conversion feature valued at $16,833 which was applied to additional paid in capital.

8. STOCK OPTIONS

On April 14, 2010, the Company entered into a consulting agreement with Wayne Parsons, to act as President, CEO, CFO, Secretary and Treasurer of the Company. As part of the compensation package he was granted 1,000,000 fully vested, non-transferable stock options with an exercise price of $1.00. These options were cancelled and re-issued on October 6, 2010 with a purchase price of $0.68 under our 2010 Stock Plan. Under ASC(718) this concurrent cancellation and reissuance of options was accounted for as a modification. Accordingly, the Company incurred share-based compensation expense for the incremental difference in the fair value between the new award and the old award, measuring the old award's fair value immediately before the modification. In connection with this modification the Company recorded stock-based compensation of $276,000.

Under ASC 718 and 505, the fair value of options is estimated at the date of grant using a Black-Scholes-Merton ("Black-Scholes") option-pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. Volatility is determined using historical stock prices over a period consistent with the expected term of the option. The Company utilizes the guidelines of staff Accounting Bulletin No. 107 (SAB 107) of the Securities and Exchange Commission relative to "plain vanilla" options in determining the expected term of option grants. SAB 107 permits the expected term of "plain vanilla" options to be calculated as the average of the options's vesting term and contractual period. The fair value of the options using the Black-Scholes option pricing model with the following assumptions was recorded in the statement of operations as consulting expenses at a value of $505,200:

             Risk Free Interest Rate      1.07%
             Expected life                913 days
             Expected volatility          72%
             Dividend per share           $Nil

On July 30, 2010, the Company adopted the 2010 Stock Option Plan which permits the Company to issue up to 6,500,000 shares of common stock to directors, officers, employees and consultants of the Company upon the exercise of stock options granted under the 2010 Plan. At the time of the grant of the option, the Plan Administrator shall designate the expiration date of the option, which date shall not be later than five (5) years from the date of grant. The vesting schedule for each option shall be specified by the Plan Administrator at the time of grant of the Option. Effective September 29, 2010 the Plan provides for an exercise price to be established based on the Fair Market Value of a common share of the Company being the average of the high and low sales prices (or bid and ask prices, if sales prices are not reported) for the common stock for the last trading day immediately preceding the date with respect to which Fair Market Value is being determined, as reported for the principal trading market for the Common Stock.

On October 6, 2010, an aggregate of 5,400,000 stock options was granted to ten individuals, including directors, officers, consultants and employees, pursuant to our 2010 Stock Plan, at an exercise price of $0.68 per share. Of the 5,400,000 stock options, 400,000 options are exercisable until October 5, 2012 and 5,000,000 options are exercisable until October 6, 2015. These stock options all vest immediately.

The fair value of the 5,400,000 options using the Black-Scholes option pricing model with the following assumptions was recorded in the statement of operations as consulting expenses at a value of $2,480,800:

American Paramount Gold Corp.
(fka Zebra Resources Inc.)
(An Exploration Stage Entity)
Notes to Financial Statements - Presented in US Dollars
Three Months Ended November 30, 2010
(Unaudited)
--------------------------------------------------------------------------------

8. STOCK OPTIONS (CONTINUED)

     Risk Free Interest Rate      0.38% and 1.16% respectively
     Expected life                730 days and 1825 days respectively
     Expected volatility          85.4%
     Dividend per share           $Nil

A summary of the status of the Company's stock option plan as of November 30, 2010 and changes during the three months is presented below:

                                            Number of          Weighted Average
                                          Stock Options       Exercise Price ($)
                                          -------------       ------------------

     BALANCE, AUGUST 31, 2010               1,000,000                1.00

     Granted                                5,400,000                0.68
     Cancelled                             (1,000,000)              (1.00)
                                           ----------              ------

     BALANCE, NOVEMBER 30, 2010             5,400,000                0.68
                                           ==========              ======

9. SUBSEQUENT EVENTS

On November 8, 2010, we entered into a non-binding letter of intent with Lonsdale Acquisitions Corp. to acquire the Kisita Gold Mine Property, an operational gold property four hours northwest of the capital city of Kampala in Uganda. The Company has commenced onsite and corporate due diligence.

On December 6, 2010 Monaco Capital Inc. advanced $100,000. The total advanced under the Convertible Loan is $500,933.

On December 9, 2010 the Company, having performed the due diligence required to acquire the Kisita Gold Mine Property, advised Lonsdale Acquisition Corporation that it declined to proceed with the purchase agreement under its current terms and conditions.

On December 16, 2010 Leland Verner resigned as a member of our board of directors. Mr. Verner's resignation was not the result of any disagreements regarding our operations, policies, practices or other disagreements.

On December 17, 2010 the Company entered into a Convertible Loan agreement with Monaco Capital Inc., majority shareholder, for a principal amount of up to $5,000,000 for a term of one year. The convertible loan agreement replaced the original agreement with Monaco Capital Inc., dated April 22, 2010 and provided that the principal of $500,933 advanced under it, along with $20,664 in unpaid, accrued interest, to and including December 17, 2010, be treated as if issued under the terms of the new agreement. The loan is unsecured and shall bear interest at the rate of 10% per annum payable on the due date. The Company may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding at any time for an additional 10% of such amount. The loan (including accrued interest) is convertible into securities of the Company at a conversion price calculated as the mean volume weighted average price for the Company's common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. At any time after the advancement date, if the Company has not paid the loan and accrued interest in full, the Lender may, by providing written notice to the Company, exercise its rights of conversion in respect of either a portion of the total outstanding amount of the loan as of that date into shares of the Company.

On December 29, 2010 Monaco Capital Inc. advanced $100,000. The total advanced under the Convertible Loan is $621,596.

    Audited Financial Statements for the Years Ended August 31, 2010 and 2009

American Paramount Gold Corp.
(fka ZEBRA RESOURCES INC.)
(An Exploration Stage Company)

                [LETTERHEAD OF DE JOYA GRIFFITH & COMPANY, LLC]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
American Paramount Gold Corp.
Toronto, Ontario, Canada

We have audited the accompanying balance sheets of American Paramount Gold Corp. (An Exploration Stage Company) as of August 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and from inception (July 20, 2006) through August 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Paramount Gold. (An Exploration Stage Company) as of August 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended and from inception (July 20, 2006) through August 31, 2010 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ De Joya Griffith & Company, LLC
------------------------------------------
Henderson, Nevada
November  24, 2010

                          AMERICAN PARAMOUNT GOLD CORP
                           (fka ZEBRA RESOURCES INC.)
                         (An Exploration Stage Company)
                                 Balance Sheets
                            (Stated in U.S. Dollars)

                                                                  August 31,         August 31,
                                                                    2010               2009
                                                                  --------           --------
                                                                  (Audited)          (Audited)
                                                                      $                  $

                                     ASSETS

CURRENT
  Cash                                                               2,146              7,419
  Prepaid and deposit                                               70,723              1,676
                                                                  --------           --------
TOTAL CURRENT ASSETS                                                72,869              9,095

MINING CLAIM                                                       125,000                 --
WEBSITE (NET)                                                       23,389                 --
                                                                  --------           --------

TOTAL ASSETS                                                       221,258              9,095
                                                                  ========           ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                          76,023                150
  Accounts payable - related party                                   1,000                500
  Notes payable                                                     62,907                 --
  Convertible loans payable - related party,
   net of unamortized discount of $10,791                          240,142                 --
                                                                  --------           --------
TOTAL CURRENT LIABILITIES                                          380,072                650
                                                                  --------           --------

TOTAL LIABILITIES                                                  380,072                650
                                                                  --------           --------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock
    150,000,000 authorized shares, par value $0.001
    64,000,000 shares issued and outstanding                        64,000             64,000
  Additional paid-in-capital                                       558,033             36,000
  Deficit accumulated during exploration stage                    (780,847)           (91,555)
                                                                  --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              (158,814)             8,445
                                                                  --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)               221,258              9,095
                                                                  ========           ========


                 See accompanying notes to financial statements.

                          AMERICAN PARAMOUNT GOLD CORP
                           (fka ZEBRA RESOURCES INC.)
                         (An Exploration Stage Company)
                            Statements of Operations
                            (Stated in U.S. Dollars)

                                                                                  From Inception
                                                  Twelve Months Ended           (July 20, 2006) to
                                             August 31,         August 31,          August 31,
                                               2010               2009                2010
                                           ------------       ------------        ------------
                                                $                  $                   $

REVENUES
  Revenues                                           --                 --                  --
                                           ------------       ------------        ------------
Total revenues                                       --                 --                  --
                                           ------------       ------------        ------------
EXPENSES
  Operating expenses
    Consulting expense                          537,230                 --             537,230
    Exploration expenses                             --                 --              17,500
    General and adminstrative                    28,381              2,165              43,242
    Rent expenses - related party                 2,000              5,500               7,500
    Professional fees                           106,892             10,155             140,586
                                           ------------       ------------        ------------
      Total operating expenses                  674,503             17,820             746,058
                                           ------------       ------------        ------------

NET LOSS FROM OPERATIONS                       (674,503)           (17,820)           (746,058)
                                           ------------       ------------        ------------
OTHER EXPENSE
  Amortization of debt discount                  (6,042)                --              (6,042)
  Interest expense                               (8,747)                --              (8,747)
                                           ------------       ------------        ------------
      Total other expense                       (14,789)                --             (14,789)
                                           ------------       ------------        ------------

Net loss                                       (689,292)           (17,820)           (760,847)
                                           ============       ============        ============

BASIC EARNINGS PER COMMON SHARE            $      (0.01)      $      (0.00)
                                           ------------       ------------
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING - BASIC                  64,000,000         64,000,000
                                           ============       ============


                 See accompanying notes to financial statements.

                          AMERICAN PARAMOUNT GOLD CORP
                           (fka ZEBRA RESOURCES INC.)
                         (An Exploration Stage Company)
                   Statement of Stockholders' Equity (Deficit)
               from Inception (July 20, 2006) to August 31, 2010
                            (Stated in U.S. Dollars)

                                                                                        Deficit
                                                                                      Accumulated
                                                                       Additional      During the
                                                Common Shares            Paid In      Exploration
                                            Number          Amount       Capital         Stage           Total
                                            ------          ------       -------         -----           -----
Balance, July 20, 2006                            --       $    --      $     --      $      --        $      --

Issued for cash at $0.0005 per share      40,000,000        40,000            --        (20,000)          20,000
 on July 25, 2006

Net loss                                          --            --            --        (18,575)         (18,575)
                                          ----------       -------      --------      ---------        ---------
Balance, August 31, 2006                  40,000,000        40,000            --        (38,575)           1,425

Issued for cash at $0.0025 per share      24,000,000        24,000        36,000             --           60,000
 on December 20, 2006

Net loss                                          --            --            --        (15,058)         (15,058)
                                          ----------       -------      --------      ---------        ---------
Balance, August 31, 2007                  64,000,000        64,000        36,000        (53,633)          46,367

Net loss                                          --            --            --        (20,102)         (20,102)
                                          ----------       -------      --------      ---------        ---------
Balance, August 31, 2008                  64,000,000        64,000        36,000        (73,735)          26,265

Net loss                                          --            --            --        (17,820)         (17,820)
                                          ----------       -------      --------      ---------        ---------
Balance, August 31, 2009                  64,000,000        64,000        36,000        (91,555)           8,445

Beneficial conversion feature                     --            --        16,833             --           16,833
Stock options granted                             --            --       505,200             --          505,200

Net loss                                          --            --            --       (689,292)        (689,292)
                                          ----------       -------      --------      ---------        ---------

Balance, August 31, 2010                  64,000,000       $64,000      $558,033      $(780,847)       $(158,814)
                                          ==========       =======      ========      =========        =========


                 See accompanying notes to financial statements.

                          AMERICAN PARAMOUNT GOLD CORP
                           (fka ZEBRA RESOURCES INC.)
                         (An Exploration Stage Company)
                            Statements of Cash Flows
                            (Stated in U.S. Dollars)

                                                                      Twelve Months      Twelve Months      From Inception
                                                                          Ended              Ended       (July 20, 2006) to
                                                                        August 31,         August 31,         August 31,
                                                                          2010               2009               2010
                                                                        --------           --------           --------
                                                                           $                  $                  $
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              (689,292)           (17,820)          (760,847)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
     Amortization of website                                               2,924                 --              2,924
     Stock issued for services                                           505,200                 --            505,200
     Amortized debt discount                                               6,042                 --              6,042
  Change in operating assets and liabilities:
     Increase (decrease) in accounts payable and accrued liabilities      75,873             (1,826)            76,023
     Increase in accounts payable- related party                             500                500              1,000
     (Increase) in prepaids                                              (69,047)            (1,676)           (70,723)
                                                                        --------           --------           --------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                             (167,800)           (20,822)          (240,381)
                                                                        --------           --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Mining claims                                                         (125,000)                --           (125,000)
  Website                                                                (26,313)                --            (26,313)
                                                                        --------           --------           --------
NET CASH FLOWS USED IN INVESTING ACTIVITIES                             (151,313)                --           (151,313)
                                                                        --------           --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Convertible loan proceeds - related party                              250,933                 --            250,933
  Notes payable proceeds                                                  62,907                 --             62,907
  Proceeds on sale of common stock                                            --                 --             80,000
                                                                        --------           --------           --------
NET CASH FLOWS FROM FINANCING ACTIVITIES                                 313,840                 --            393,840
                                                                        --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                           (5,273)           (20,822)             2,146

CASH, BEGINNING OF THE PERIOD                                              7,419             28,241                 --
                                                                        --------           --------           --------

CASH, END OF THE PERIOD                                                    2,146              7,419              2,146
                                                                        ========           ========           ========
NON CASH FINANCING ACTIVITIES
  Beneficial conversion feature                                           16,833                 --             16,833
                                                                        --------           --------           --------


                 See accompanying notes to financial statements.

1. DESCRIPTION OF THE BUSINESS AND HISTORY

American Paramount Gold Corp., a Nevada corporation, (hereinafter referred to as the "Company" or "APGC") was incorporated in the State of Nevada on July 20, 2006. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. The Company acquired a mineral claims option located in the Province of British Columbia, Canada during the period ending August 31, 2006 for $15,000. The Company entered into a Mineral Property Options Agreement (the "MPOA") with a private British Columbia company, whereby the Company obtained an option to acquire mineral claims known as "Astro 2006" located in British Columbia. During the period ending August 31, 2009, the Company terminated the MPOA and relieved itself from any further obligations there under.

On September 12, 2008, Karl Kottmeier resigned as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer. As a result, on September 12, 2008, we appointed Dan Gravelle as President, Chief Executive Officer, Treasurer, and Chief Financial Officer of the Company. Additionally, Mr. Gravelle was appointed a director of the Company.

On December 1, 2008, Karl Kotmeier resigned as a director of the Company.

On November 30, 2009, we appointed Mr. Peter Jenks as a member of our board of directors.

On February 26, 2010, Monaco Capital Inc. acquired a controlling interest in our Company by purchasing 20,000,000 shares of our common stock in a private transaction.

On March 17, 2010, the Company filed a Plan of Merger, Merger Agreement and Certificate of Change with the Nevada Secretary of State to affect a forward stock split of its common shares on a 2 new for 1 old basis and to change its name to American Paramount Gold Corp. These changes were approved by FINRA effective April 12, 2010. As a result, our authorized capital increased from 75,000,000 to 150,000,000 shares of common stock and our issued and outstanding increased from 32,000,000 shares of common stock to 64,000,000 shares of common stock, all with a par value of $0.001.

On April 14, 2010, we appointed Wayne Parsons as a member of the board of directors and as our President, Chief Executive Officer, Treasurer, Secretary and Chief Financial Officer.

On April 14, 2010, Dan Gravelle resigned as our President, Chief Executive Officer, Treasurer, Secretary and Chief Financial Officer.

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby the Company agreed to make monthly payments of Cdn $1,500 and to grant 1,000,000 options to acquire 1,000,000 shares of our common stock at a purchase price of US$1.00 per share. (Note 9 Stock Options)

On April 16, 2010, the Company entered into an agreement with Royce L. Hackworth and Belva L. Tomany in respect of 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). In order to complete the transactions contemplated by the Agreement, the Company paid $125,000 to secure the option. (Note 4 Mineral Properties)

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our Company up to $500,000. The loan (including accrued interest) is convertible into common shares of our Company at a conversion price of $1.05 and will bear interest of 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. At August 31, 2010, Monaco Capital Inc. has advanced $250,933. The balance sheet at August 31, 2010 records the loan value at $240,142 due to the unamortized beneficial conversion feature of $10,791 (Note 7 Convertible Loan- Related Party).

On April 27, 2010, we appointed Mr. John Goodwin to the board of directors.

On July 19, 2010 we increased the numbers of directors on our board of directors from three to four and appointed J. Trevor Eyton to fill the ensuing vacancy.

On July 30, 2010 our directors approved the adoption of the 2010 Stock Option Plan which permits our Company to issue up to 6,500,000 shares of our common stock to directors, officers, employees and consultants of our Company upon the exercise of stock options granted under the 2010 Plan. (Note 9 Stock Options)

On August 30, 2010, Wayne Parsons resigned as our secretary and treasurer. His resignation was not the result of any disagreement regarding our operations, policies, practices or other disagreements, and he will remain as a member of our board of directors. As a result on August 30, 2010, we appointed Ann Dumyn as our secretary and treasurer.

On August 30, 2010 we increased the number of directors on our board of directors from four to seven and appointed Hugh Aird, Dr. H. Neville Rhoden and Leland Venner to fill the ensuing vacancies.

At August 31, 2010 our board of directors consists of 7 directors including Peter Jenks, Wayne Parsons, John Goodwin, J. Trevor Eyton, Hugh Aird, Dr. H. Neville Rhoden, and Leland Verner.

THE COMPANY TODAY -The Company is an exploration stage enterprise, as defined in FASB ASC 915-10 "Development Stage Entities".

As an exploration stage mining company we are engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization. Our current operational focus is to conduct exploration activities on the Cap Gold Project and to complete the terms of the Cap Gold option agreement (Note 4 Mineral Properties).

2. BASIS OF PRESENTATION AND GOING CONCERN

The balance sheet presented is that of the Company for the year ended August 31, 2010 and 2009. The statements of operations, cash flows and stockholders equity (deficit) reflect the changes in stockholders equity (deficit), the results of operations and the changes in cash flows of the Company for the year ended August 31, 2010 and 2009 and from inception (July 20, 2006) to August 31, 2010.

These accompanying financial statements have been prepared by management, who is
responsible  for  their  content,  in  accordance  with  accounting   principles
generally accepted in the United States of America.

The Company has not generated any revenue in the current year and has accumulated substantial losses, and require additional funds to maintain its operations. Management's plans in this regard are to raise equity and/or debt financing as required.

GOING CONCERN

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred a net loss of $689,292 and $17,820 for the years ended August 31, 2010 and 2009. At August 31, 2010 and 2009, the Company had a deficit accumulated of $780,847 and $91,555, respectively. Since Inception (July 20, 2006) to August 31, 2010, the Company has commenced limited operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The  ability of the  Company to  continue  as a going  concern is  dependent  on additional  sources  of  capital  and the  success of the  Company's  plan.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

3. SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

CAPITALIZED INTEREST

The Company capitalizes interest (Nil in 2010) on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring the projects to their intended use.

MINERAL PROPERTY COSTS

The Company has been in the exploration stage since its formation July 20, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. In accordance with FASB ASC 932 "Extractive Activities-Oil and Gas", costs incurred to purchase or acquire a property (whether proved or unproved reserves) shall be capitalized when incurred. This includes acquisition costs associated with mineral claims. Such costs will be depleted using the units-of-production method over the estimated life of the probable reserve.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The table below presents the carrying value and fair value of the Company's financial instruments.

The fair value represents management's best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business and the receivable from taxing authorities, approximate fair value because of the relatively short period of time between their origination and expected realization.

                                                                 Quoted         Significant       Significant
                                           Carrying value      Prices in           Other          Unobservable
                                             31-Aug-10         (Level 1)         (Level 2)         (Level 3)
                                             ---------         ---------         ---------         ---------
FINANCIAL ASSETS
  Cash and cash equivalents                  $  2,146          $  2,146          $     --          $     --
  Prepaid and deposits                         70,723                --            70,723                --
  Website (net)                                23,389                --            23,389                --
  Mining claims                               125,000                --           125,000                --

FINANCIAL LIABILITIES
  Accounts payable and accrued expenses        76,023                --            76,023                --
  Accounts payable- related parties             1,000                --             1,000                --
  Convertible notes -related party            240,142                --           240,142                --
  Notes payable                                62,907                --            62,907                --
                                             --------          --------          --------          --------

                                             31-Aug-09
                                             ---------
FINANCIAL ASSETS
  Cash and cash equivalents                  $  7,419          $  7,419          $     --          $     --
  Prepaid and deposits                          1,676                --             1,676                --
  Website (net)                                    --                --                --                --
  Mining claims                                    --                --                --                --

FINANCIAL LIABILITIES
  Accounts payable and accrued expenses           150                --               150                --
  Accounts payable- related parties               500                --               500                --
  Convertible notes -related party                 --                --                --                --
  Notes payable                                    --                --                --                --
                                             --------          --------          --------          --------

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB ASC 740 "Income Taxes", which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The Company has a net operating loss carry-forward to be used in future years. The Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE

The Company computes net loss per share in accordance with FASB ASC 260 "Earnings per Share". Under the provisions of FASB ASC 260 "Earnings per Share", basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from Inception (July 20, 2006) through August 31, 2010, common stock equivalents are the rights conferred upon Monaco Capital Inc. pursuant to the convertible loan agreement (Note 7) and those arising from the 2010 Stock Option Plan (Note 9). These stock equivalents were not included as their effect was anti-dilutive for the periods presented.

STOCK-BASED COMPENSATION

On August 1, 2009, the Company adopted the fair value recognition provisions of FASB ASC 718-10 and 505-10. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached in FASB ASC 505-10. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-10.

The Company records stock based compensation in accordance with the guidance in ASC 718. ASC Topic 718 requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

CONCENTRATION OF CREDIT RISK

The Company places its cash and cash equivalents with high credit quality financial institutions. The Company obtained financing during the year from Monaco Capital Inc. which holds 52% of the Company's common shares. The balance of the loan as at August 31, 2010 was $240,142.

4. MINERAL PROPERTIES AND WEBSITE DEVELOPMENT

On April 16, 2010, the Company entered into an option agreement to acquire a 100% long-term lease interest in 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). The 189 claims making up the Cap Gold Project form a contiguous block of approximately 3,960 acres (1,602 hectares). The Company paid $125,000 to secure the option, giving it the right to acquire a 100% long-term lease interest in the Cap Gold Project. To exercise the option the Company must: (i) make ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incur expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) make production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our Company from production from the property. At our Company's election, the production royalty may be calculated either on a sliding scale or on a fixed production royalty basis, and must range from 1% to a maximum of 3%.

The Company capitalizes the costs associated with the development of the Company's website pursuant to ASC Topic 350. Other costs related to the maintenance of the website are expensed as incurred. Amortization is provided over the estimated useful life of 3 years using the straight-line method for financial statement purposes. The Company will commence amortization once the economic benefits of the assets begin to be realized. The Company capitalized $26,313 in Website development in the year. The net book value at August 31, 2010 was $23,389.

5. NEW ACCOUNTING PRONOUNCEMENTS

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standard Updated (ASC) 2010-13 related to Stock Compensation, Topic 718. ASC 2010-13 addresses the classification of an employee share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. Awards of equity share options granted to an employee of an entity's foreign operation that provide a fixed exercise price denominated in (1) the foreign operation's functional currency or (2) the currency in which the employee's pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition. However, U.S. generally accepted accounting principles (GAAP) do not specify whether a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades has a market, performance, or service condition. Diversity in practice has developed on the interpretation of whether such an award should be classified as a liability when the exercise price is not denominated in either the foreign operation's functional currency or the currency in which the employee's pay is denominated. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately.

Earlier application is permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-03, Extractive Activities--Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures. This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments. This is effective for annual reporting periods ending on or after December 31, 2009. However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009. Early adoption is not permitted. We do not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of our Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260. This is effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

6. NOTES PAYABLE

On August 27, 2010 the Company obtained a loan from an individual in the principal amount of $32,077. Due to its short term nature the Company agreed to pay the individual $6,493 as a premium. The note payable totalling $38,569 was due and payable on or before September 15, 2010. The note was paid in full on September 10, 2010.

Effective June 1, 2010 the Company obtained liability insurance for its directors and entered into a commercial premium finance agreement - promissory note for $30,720. At August 31, 2010 the balance owing AFCO was $24,338. The amount is unsecured, implied interest of 3.8% and ten monthly payments of $3,191.

7. CONVERTIBLE LOAN - RELATED PARTY

On April 22, 2010, the Company entered into a convertible loan agreement with Monaco Capital Inc., majority shareholder, for a principal amount of up to $500,000 for a term of one year from any applicable advancement date. The loan is unsecured and shall bear interest at the rate of 10% per annum payable on the due date. The Company may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding at any time for an additional 10% of such amount.

The loan (including accrued interest) is convertible into securities of the Company at a conversion price of $1.05 per share. At any time after the advancement date, if the Company has not paid the loan and accrued interest in full, the Lender may, by providing written notice to the Company, exercise its rights of conversion in respect of either a portion of the total outstanding amount of the loan as of that date into shares of the Company.

At August 31, 2010, Monaco Capital Inc has advanced to the Company $250,933. The balance sheets at August 31, 2010 and 2009 recorded the loan value at $240,142 and $Nil due to the unamortized beneficial conversion feature on the convertible debt totaling $10,791 and $Nil. The initial beneficial conversion feature was valued at $16,833 of which $6,042 was amortized. The beneficial conversion feature amount has been accounted for as a debt discount which is being amortized and treated as interest expense over the term of the convertible debentures. Accrued interest at August 31, 2010 and 2009 relating to the loan totaling $8,746 and $Nil was recorded in accounts payable and accrued liabilities, respectively.

8. STOCKHOLDERS' EQUITY (DEFICIT)

The  Company  has  150,000,000   (75,000,000  pre-forward  stock  split)  shares
authorized with a par value of $0.001 per share.

Effective July 25, 2006, the Company issued 40,000,000 (20,000,000 pre-forward stock split) to the founding and sole director of the Company pursuant to a stock subscription agreement at $0.0005 per share for total proceeds of $20,000, the shares were issued below par thus $20,000 was applied to accumulated deficit.

Effective December 20, 2006, the Company issued 24,000,000 (12,000,000 pre-forward stock split) shares of the Company's common stock pursuant to the Company's SB-2 prospectus offering at $0.0025 per share for total proceeds of $60,000.

On February 26, 2010, Monaco Capital Inc. acquired a controlling interest in the Company by purchasing 40,000,000 (20,000,000 pre-forward stock split) shares of our common stock in a private transaction.

On March 17, 2010, the Company filed a Plan of Merger, Merger Agreement and Certificate of Change with the Nevada Secretary of State to affect a forward stock split of its common shares on a 2 new for 1 old basis. The change was approved by FINRA effective April 12, 2010. As a result, our authorized capital increased from 75,000,000 to 150,000,000 shares of common stock and our issued and outstanding increased from 32,000,000 shares of common stock to 64,000,000 shares of common stock, all with a par value of $0.001. All references in these financial statements and notes to the financial statements to the number of shares, price per share and weighted average number of shares outstanding of common stock prior to this stock split have been adjusted to reflect the stock split on a retroactive basis unless otherwise noted.

On April 22, 2010, the Company entered into a convertible loan agreement with Monaco Capital Inc., a majority shareholder, resulting in a beneficial conversion feature valued at $16,833 which was applied to additional paid in capital.

9. STOCK OPTIONS

On April 14, 2010, the Company entered into a consulting agreement with Wayne Parsons, to act as President, CEO, CFO, Secretary and Treasurer of the Company. As part of the compensation package he was granted 1,000,000 fully vested, non-transferable stock options with an exercise price of $1.00.

ASC 718 and 505, the fair value of options is estimated at the date of grant using a Black-Scholes-Merton ("Black-Scholes") option-pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. Volatility is determined using historical stock prices over a period consistent with the expected term of the option. The Company utilizes the guidelines of staff Accounting Bulletin No. 107 (SAB 107) of the Securities and Exchange Commission relative to "plain vanilla" options in determining the expected term of option grants. SAB 107 permits the expected term of "plain vanilla" options to be calculated as the average of the options' vesting term and contractual period.

The fair value of the options using the Black-Scholes option pricing model with the following weighted-average assumptions was recorded in the statement of operations as consulting expenses at a value of $505,200:

         Risk Free Interest Rate            1.07%
         Expected life                       913 days
         Expected volatility                  72%
         Dividend per share                 $Nil

On July 30, 2010, the Company adopted the 2010 Stock Option Plan which permits the Company to issue up to 6,500,000 shares of common stock to directors, officers, employees and consultants of the Company upon the exercise of stock options granted under the 2010 Plan. At the time of the grant of the option, the

Plan Administrator shall designate the expiration date of the option, which date shall not be later than five (5) years from the date of grant. The vesting schedule for each option shall be specified by the Plan Administrator at the time of grant of the Option. Effective September 29, 2010 the Plan provides for an exercise price to be established based on the Fair Market Value of a common share of the Company being the average of the high and low sales prices (or bid and ask prices, if sales prices are not reported) for the common stock for the last trading day immediately preceding the date with respect to which Fair Market Value is being determined, as reported for the principal trading market for the Common Stock.

A summary of the status of the Company's stock option plan as of August 31, 2010 and 2009 and changes during the years is presented below:

                                                     2010                           2009
                                           ------------------------       ------------------------
                                                           Weighted                       Weighted
                                                           Average                        Average
                                           Number of       Exercise       Number of       Exercise
                                           Shares #         Price $       Shares #        Price $
                                           --------         -------       --------        -------
Outstanding at beginning of year                 --            --             --             --
Granted                                   1,000,000          1.00             --             --
Exercised                                        --            --             --             --
Forfeited or cancelled                           --            --             --             --
                                          ---------         -----          -----          -----
Outstanding at end of year                1,000,000          1.00             --             --
                                          =========         =====          =====          =====
Exercisable                               1,000,000          1.00             --             --
                                          ---------         -----          -----          -----

10. INCOME TAXES

The Company accounts for income taxes using the liability method, under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

As of August 31, 2010, the Company had net operating loss carry-forwards of approximately $255,646 which expire in varying amounts between 2026 and 2030. Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carry-forward. The deferred tax asset related to this potential future tax benefit has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carry-forward period are revised.

                                                    2010                2009
                                                  --------            --------

Federal net operating loss carryforward          $ 760,846           $  71,555
Less stock compensation                           (505,200)                 --

Net operating loss carryforward                    255,646                  --

Deferred Tax Assets:
  Net operating loss carryforward - 35%             89,476              25,044

Less: Valuation allowance                          (89,476)            (25,044)
                                                 ---------           ---------

Net Deferred Tax Assets                          $      --           $      --
                                                 =========           =========

Effective Tax Rate Reconciliation:
  Federal statutory tax rate                         -35.0%              -35.0%
  Change in valuation allowance                       35.0%               35.0%
                                                 ---------           ---------

Effective tax rate                                     0.0%                0.0%
                                                 =========           =========

11. RELATED PARTY TRANSACTIONS

The Company paid Dan Gravelle a rent payment of $2,000 for the period up to and including April 14, 2010 at which time Mr. Gravelle resigned as the director and officer of the Company. As of August 31, 2010 and 2009, the Company recorded $2,000 and $5,500 in rent expense to Mr. Gravelle, respectively. The balance owing totalling $1,000 at August 31, 2010 was paid in full on September 16, 2010.

At August 31, 2010, Monaco Capital Inc., a majority shareholder has advanced $250,933. The balance sheets at August 31, 2010 and 2009 recorded the loan value at $240,142 and $Nil due to the unamortized beneficial conversion feature on the convertible debt totaling $10,791 and $Nil. The initial beneficial conversion feature was valued at $16,833 of which $6,042 was amortized. The beneficial conversion feature amount has been accounted for as a debt discount which is being amortized and treated as interest expense over the term of the convertible debentures. Accrued interest at August 31, 2010 and 2009 relating to the loan totaling $8,746 and $Nil was recorded in accounts payable and accrued liabilities, respectively.

12. COMMITMENTS AND CONTINGENCIES

On April 23, 2010 the Company entered into a consulting agreement with a consultant. The agreement can be terminated by either party upon thirty (30) days written notice to the other party. As compensation for the services, the Company agreed to pay to the consultant a monthly fee payable on the 15th day of each month for the term of the agreement. A further compensation was agreed upon whereby the Company will pay the consultant, within ten (10) days of the Company receiving, collectively since January 1, 2010, private placement funds equal to $500,000, an amount of $10,500. No further compensation is due as at September 30, 2010.

13. SUBSEQUENT EVENTS

On September 7, 2010, and October 13, 2010 Monaco Capital Inc. advanced $100,000 and $50,000 respectively. The total advanced under the Convertible Loan is $400,932.

On September 27, 2010, Peter Jenks and John Goodwin each resigned as members of our board of directors. Mr. Jenks' and Mr. Goodwin's resignations were not the result of any disagreements regarding our operations, policies, practices or other disagreements.

Since September 27, 2010, our board of directors has consisted of 5 directors including J. Trevor Eyton, Wayne Parsons, Hugh Aird, Dr. H. Neville Rhoden, and Leland Verner.

On September 29, 2010, Wayne Parsons resigned as our president, chief executive officer and chief financial officer. Mr. Parsons' resignation was not the result of any disagreements regarding the Company's operations, policies, practices or other disagreements and he remains a member of our board of directors. As a result on September 29, 2010, we appointed Hugh Aird as our president and chief executive officer and Ann Dumyn as our chief financial officer.

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons agreed to provide our Company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration of his services, we agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and a one-time grant of 1,000,000 non-transferable options with each option to acquire one share of our common stock at a purchase price of US$1.00 per share, exercisable for five (5) years. The aforementioned 1,000,000 options were issued, and subsequently re-issued on October 6, 2010 at a renegotiated purchase price of $0.68 as part of the below described issuance under our 2010 Stock Plan.

On October 6, 2010, we granted an aggregate of 5,400,000 stock options to ten individuals, including directors, officers, consultants and employees, pursuant to our 2010 Stock Plan, at an exercise price of $0.68 per share. Of the 5,400,000 stock options, 400,000 options are exercisable until October 5, 2012 and 5,000,000 options are exercisable until October 6, 2015. We issued the stock options to seven (7) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to three (3) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

On August 30, 2010, Wayne Parsons resigned as secretary and treasurer of the Company. On September 29, 2010 Mr. Parsons resigned as president, chief financial officer and chief executive officer of the Company. Concurrently on September 29, 2010, the consulting agreement dated April 14, 2010 between Mr. Parsons and the Company was terminated. In connection with the termination of the consulting agreement the Company agreed to cancel 1,000,000 fully vested stock options with an exercise price of $1.00 that were issued to Mr. Parsons on April 14, 2010 as compensation under the consulting agreement, and to issue to Mr. Parsons 1,000,000 fully vested stock options under the 2010 Stock Plan. The 1,000,000 options under the 2010 Stock Plan were issued on October 6, 2010 and are exercisable at a price of $0.68 until October 6, 2015. The 1,000,000 options issued on April 14, 2010 were cancelled effective November 18, 2010. The 1,000,000 options are included in the 5,400,000 issued stock options referenced above.

On November 8, 2010, we entered into a letter of intent with Lonsdale Acquisitions Corp. to acquire the Kisita Gold Mine Property, an operational gold property four hours northwest of the capital city of Kampala in Uganda. The Company has commenced onsite and corporate due diligence.

Audited Financial Statements the Years Ended August 31, 2009 and 2008

ZEBRA RESOURCES INC.
(NOW AMERICAN PARAMOUNT GOLD CORP.)
(An Exploration Stage Company)

                 [LETTERHEAD OF DE JOYA GRIFFITH & COMPANY, LLC]



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Zebra Resources, Inc.
Carson City, Nevada

We have audited the accompanying balance sheets of Zebra Resources, Inc. (A Development Stage Company) as of August 31, 2009 and 2008, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and from inception (July 20, 2006) through August 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zebra Resources, Inc. (A Development Stage Company) as of August 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended and from inception (July 20, 2006) through August 31, 2009 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ De Joya Griffith & Company, LLC
---------------------------------------------
Henderson, Nevada
November 2, 2009



                 2580 Anthem Village Drive, Henderson, NV 89052
               Telephone (702) 588-5960 * Facsimile (702) 588-5979

                              ZEBRA RESOURCES INC.
                        (A Development Stage Enterprise)
                                 Balance Sheets
                            (Stated in U.S. Dollars)

                                                                    August 31,         August 31,
                                                                      2009               2008
                                                                    --------           --------
                                                                    (Audited)          (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $  7,419           $ 28,241
  Prepaid                                                              1,676                 --
                                                                    --------           --------
TOTAL CURRENT ASSETS                                                   9,095             28,241
                                                                    --------           --------

TOTAL ASSETS                                                        $  9,095           $ 28,241
                                                                    ========           ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued liabilities                          $    150           $  1,976
  Accounts payable- related party                                        500                 --
                                                                    --------           --------
TOTAL CURRENT LIABILITIES                                                650              1,976
                                                                    --------           --------

TOTAL LIABILITIES                                                        650              1,976
                                                                    --------           --------
STOCKHOLDERS' EQUITY
  Common stock
    75,000,000 authorized shares, par value $0.001
    32,000,000 shares issued and outstanding                          32,000             32,000
  Additional paid-in-capital                                          48,000             48,000
  Deficit accumulated during exploration stage                       (71,555)           (53,735)
                                                                    --------           --------
TOTAL STOCKHOLDERS' EQUITY                                             8,445             26,265
                                                                    --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $  9,095           $ 28,241
                                                                    ========           ========


                 See accompanying notes to financial statements.

                              ZEBRA RESOURCES INC.
                        (A Development Stage Enterprise)
                            Statements of Operations
                            (Stated in U.S. Dollars)

                                                                                 From Inception
                                               Twelve Months Ended             (July 20, 2006) to
                                                    August 31,                     August 31,
                                           2009                   2008                2009
                                       ------------           ------------        ------------
                                         (audited)              (audited)           (audited)
REVENUES
  Revenues                             $         --           $         --        $         --
                                       ------------           ------------        ------------
Total revenues                                   --                     --                  --
                                       ------------           ------------        ------------
EXPENSES
  Operating expenses
    Exploration expenses                         --                  2,500              17,500
    General and adminstrative                 2,165                  5,573              14,861
    Rent expenses - related party             5,500                     --               5,500
    Professional fees                        10,155                 12,029              33,694
                                       ------------           ------------        ------------
      Total operating expenses               17,820                 20,102              71,555
                                       ------------           ------------        ------------

NET LOSS FROM OPERATIONS                    (17,820)               (20,102)            (71,555)
                                       ------------           ------------        ------------

Net loss                               $    (17,820)          $    (20,102)       $    (71,555)
                                       ============           ============        ============

BASIC EARNINGS PER COMMON SHARE               (0.00)                 (0.00)
                                       ------------           ------------
WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                      32,000,000             32,000,000
                                       ============           ============


                 See accompanying notes to financial statements.

                              ZEBRA RESOURCES INC.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                From Inception (July 20, 2006) to August 31, 2009
                            (Stated in U.S. Dollars)
                                    (audited)

                                                                                        Deficit
                                                                                      Accumulated
                                                                       Additional      During the
                                                Common Shares            Paid In      Development
                                            Number          Amount       Capital         Stage           Total
                                            ------          ------       -------         -----           -----
Balance, July 20, 2006                            --      $     --      $     --       $      --       $     --

Issued for cash at $0.001 per share       20,000,000        20,000            --              --         20,000
 on July 25, 2006

Net loss                                          --            --            --         (18,575)       (18,575)
                                          ----------      --------      --------       ---------       --------
Balance, August 31, 2006                  20,000,000        20,000            --         (18,575)         1,425

Issued for cash at $0.005 per share       12,000,000        12,000        48,000              --         60,000
 on December 20, 2006

Net loss                                          --            --            --         (15,058)       (15,058)
                                          ----------      --------      --------       ---------       --------
Balance, August 31, 2007                  32,000,000        32,000        48,000         (33,633)        46,367

Net loss                                          --            --            --         (20,102)       (20,102)
                                          ----------      --------      --------       ---------       --------
Balance, August 31, 2008                  32,000,000        32,000        48,000         (53,735)        26,265

Net loss                                          --            --            --         (17,820)       (17,820)
                                          ----------      --------      --------       ---------       --------

Balance, August 31, 2009                  32,000,000      $ 32,000      $ 48,000       $ (71,555)      $  8,445
                                          ==========      ========      ========       =========       ========


                See accompanying notes to financial statements.

                              ZEBRA RESOURCES INC.
                        (A Development Stage Enterprise)
                            Statements of Cash Flows
                            (Stated in U.S. Dollars)

                                                                     Twelve Months     Twelve Months      From Inception
                                                                         Ended             Ended        (July 20, 2006) to
                                                                       August 31,        August 31,         August 31,
                                                                         2009              2008               2009
                                                                       --------          --------           --------
                                                                       (Audited)         (Audited)          (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $(17,820)         $(20,102)          $(71,555)
  Change in operating assets and liabilities:
    Increase (decrease) in accounts payable and accrued liabilities      (1,826)           (8,024)               150
    Increase in accounts payable- due to a related party                    500                --                500
    Decrease (increase) in prepaid                                       (1,676)            7,500             (1,676)
                                                                       --------          --------           --------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                             (20,822)          (20,626)           (72,581)
                                                                       --------          --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds on sale of common stock                                      --                --             80,000
                                                                       --------          --------           --------
NET CASH FLOWS FROM FINANCING ACTIVITIES                                     --                --             80,000
                                                                       --------          --------           --------

NET INCREASE (DECREASE) IN CASH                                         (20,822)          (20,626)             7,419

CASH, BEGINNING OF THE PERIOD                                            28,241            48,867                 --
                                                                       --------          --------           --------

CASH, END OF THE PERIOD                                                $  7,419          $ 28,241           $  7,419
                                                                       ========          ========           ========


                 See accompanying notes to financial statements.

1. DESCRIPTION OF THE BUSINESS AND HISTORY

DESCRIPTION OF THE BUSINESS AND HISTORY - Zebra Resources Inc., a Nevada corporation, (hereinafter referred to as the "Company" or "Zebra Resources") was incorporated in the State of Nevada on July 20, 2006. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. The Company acquired a mineral claims option located in the Province of British Columbia, Canada during the period ending August 31, 2006 for $15,000. The Company entered into a Mineral Property Options Agreement (the "MPOA") with a private British Columbia company, whereby the Company obtained an option to acquire mineral claims known as "Astro 2006" located in British Columbia. During the period ending August 31, 2008, the Company terminated the MPOA and relieved itself from any further obligations thereunder.

On September 12, 2008, Karl Kottmeier resigned as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer. As a result, on September 12, 2008, we appointed Dan Gravelle as President, Chief Executive Officer, Treasurer, and Chief Financial Officer of the Company. Additionally, Mr. Gravelle was appointed a director of the Company.

On December 1, 2008, Karl Kottmeier resigned as a director of the Company.

THE COMPANY TODAY - The Company is currently a development stage company reporting under the provisions of Statement of Financial Accounting Standard ("FASB") No. 7, "Accounting and Reporting for Development Stage Enterprises."

Since September 12, 2008, our purpose has been to serve as a vehicle to acquire an operating business and we are currently considered a "shell" company inasmuch as we are not generating revenues, do not own an operating business, and have no specific plan other than to engage in a merger or acquisition transaction with a yet-to-be identified operating company or business. We have no employees and no material assets.

GOING CONCERN - The Company incurred net losses of $71,555 since Inception (July 20, 2006) to August 31, 2009 and has commenced limited operations, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES

YEAR END - The Company's year end is August 31.

USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The Company has a net operating loss carry-forward to be used in future years. The Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Financial accounting standards statement No.107. "Disclosure About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities which are deemed to be financial instruments. The carrying amount and estimated fair values of the Company's financial instruments approximated their fair value due to their short-term nature.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from Inception (July 20, 2006) through August 31, 2008, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION - The Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

NEW ACCOUNTING PRONOUNCEMENTS - In December 2007, the FASB issued SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51" which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," (SFAS "161") as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. The Company is currently evaluating the impact that FAS 161 will have on our financial statements.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 165, "Subsequent Events," ("SFAS No. 165"). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 applies to both interim financial statements and annual financial statements. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. SFAS 165 does not have a material impact on our financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, "Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140," ("SFAS 166"). SFAS 166 eliminates the concept of a "qualifying special-purpose entity," changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity's continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt SFAS 166 in fiscal 2010. The Company does not expect that the adoption of SFAS 166 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, "Amendments to FASB Interpretation No. 46(R)," ("SFAS 167"). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010. The Company does not expect that the adoption of SFAS 167 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles," ("SFAS 168"). SFAS 168 replaces FASB Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles", and establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles ("GAAP"). SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The Company will begin to use the new Codification when referring to GAAP in its annual report on Form 10-K for the fiscal year ending August 31, 2010. This will not have an impact on the results of the Company.

3. STOCKHOLDERS' EQUITY

The Company has 75,000,000 shares authorized with a par value of $0.001 per share.

Effective July 25, 2006, the Company issued 20,000,000 to the founding and sole director of the Company pursuant to a stock subscription agreement at $0.001 per share for total proceeds of $20,000.

Effective December 20, 2006, the Company issued 12,000,000 shares of the Company's common stock pursuant to the Company's SB-2 prospectus offering at $0.005 per share for total proceeds of $60,000.

4. INCOME TAXES

The Company accounts for income taxes using the liability method, under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

As of August 31, 2009, the Company had net operating loss carry-forwards of approximately $71,555 which expire in varying amounts between 2026 and 2028. Realization of this potential future tax benefit is dependent on generating sufficient taxable income prior to expiration of the loss carry-forward. The deferred tax asset related to this potential future tax benefit has been offset by a valuation allowance in the same amount. The amount of the deferred tax asset ultimately realizable could be increased in the near term if estimates of future taxable income during the carry-forward period are revised.

                                                    2009                2008
                                                  --------            --------

Federal net operating  loss carryforward          $ 71,555            $ 53,735

                                                    2009                2008
                                                  --------            --------
Deferred Tax Assets:
  Net operating loss carryforward                   25,044              18,807

Less: Valuation allowance                          (25,044)            (18,807)
                                                  --------            --------

Net Deferred Tax Assets:                          $     --            $     --
                                                  ========            ========

                                                    2009                2008
                                                  --------            --------
Effective Tax Rate Reconciliation:
  Federal statutory tax rate                         -35.0%              -35.0%
  Change in valuation allowance                       35.0%               35.0%
                                                  --------            --------

Effective tax rate:                                    0.0%                0.0%
                                                  ========            ========

5. RELATED PARTY TRANSACTIONS

The Company pays Dan Gravelle, the sole officer and director of the Company, rent payments of $500 per month. As of August 31, 2009, the Company showed $500 in rent expense as an account payable to Mr. Gravelle.

6. SUBSEQUENT EVENTS

Management evaluated all activity of the Company through November 18, 2009 (the issue date of the Financial Statements) and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL POSITION AND
                             RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

FORWARD LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are "forward-looking statements" for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

OVERVIEW

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on the exploration of potential gold mineralization on our Cap Gold property located in Nevada.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties, to date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one. Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to conduct exploration activities on the Cap Gold Project pursuant to our option agreement in respect of that property.

We are also investigating opportunities on an ongoing basis to acquire additional exploration stage or operational gold properties. On November 9, 2010, we announced by press release our entry into a non-binding letter of intent with Lonsdale Acquisition Corporation to acquire the Kisita Gold Mine Property, an operational gold property four hours northwest of the capital city of Kampala, Uganda. On December 9, 2010 the Company, having performed the due diligence required to acquire the Kisita Gold Mine Property, advised Lonsdale Acquisition Corporation that it declined to proceed with the purchase agreement under its current terms and conditions. Discussions with Lonsdale Acquisition Corporation are ongoing.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any significant equipment during the twelve months beginning September 1, 2010.

PERSONNEL PLAN

We do not expect any material changes in the number of employees during the twelve months beginning September 1, 2010. We do and will continue to outsource contract employment as needed.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

CASH REQUIREMENTS

We intend to conduct exploration activities on our newly optioned property during the twelve months beginning September 1, 2010. We estimate our operating expenses and working capital requirements for the twelve month period beginning September 1, 2010 to be as follows:

ESTIMATED EXPENSES FOR THE TWELVE MONTH PERIOD BEGINNING SEPTEMBER 1, 2010

General, Administrative, and Corporate Expenses                       $  200,000
Operating Expenses                                                    $  200,000
Exploration                                                           $1,500,000
                                                                      ----------
TOTAL                                                                 $1,900,000
                                                                      ==========


At present, our cash requirements for the next 12 months (beginning September 1, 2010) outweigh the funds available to maintain or develop our properties. Of the $1,900,000 that we require for the next 12 months, $13,761 in cash as of November 30, 2010and a working capital deficit of $552,704. In order to improve our liquidity, we plan pursue additional equity financing from private investors or possibly a registered public offering. With the exception of the ongoing convertible loan agreement with Monaco Capital Inc. described below, we do not currently have any definitive arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.


On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our Company up to $500,000. The loan (including accrued interest) is convertible in whole or in part into common shares of our Company at a conversion price of $1.05. The loan will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date.

As at November 30, 2010, $400,933. had been advanced under the loan agreement. The balance sheets at November 30, 2010 and August 31, 2010 recorded the loan value at $394,338 and $240,142, respectively, due to the unamortized beneficial conversion feature on the convertible debt totaling $6,595 and $10,791, respectively.On September 7, 2010 and October 13, 2010 Monaco Capital Inc. advanced $100,000 and $50,000 , respectively.

On December 6, 2010, Monaco Capital advanced $100,000.


On December 17, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $5,000,000. The convertible loan agreement replaced the original agreement with Monaco Capital Inc., dated April 22, 2010 and provided that the principal of $500,933 advanced under it, along with $20,664 in unpaid, accrued interest, to and including December 17, 2010, be treated as if issued under the terms of the new agreement. The loan is unsecured and bears interest at the rate of 10% per annum payable on the due date. The loan is convertible into securities of the Company at a conversion price calculated as the mean volume weighted average price for the Company's common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. We may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding for an additional 10% of such amount.


On December 29, 2010 Monaco Capital Inc. advanced $100,000, bringing the total advanced under the convertible loan agreement to $621,596.


RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED AUGUST 31, 2010, AUGUST 31, 2009 AND AUGUST 31, 2008, AND FOR THE PERIOD FROM INCEPTION (JUNE 20, 2006) TO AUGUST 31, 2010.

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended August 31, 2010 and August 31, 2009.

Our operating results for the years ended August 31, 2010, August 31, 2009, August 31, 2008 and for the period from Inception (June 20, 2006) to August 31, 2010 are summarized as follows:


                                                    Inception                                                  Inception
                                                 (June 20, 2006)                                            (June 20, 2006)
                          Three Months Ended           to                                                         to
                              November 30          November 30,             Year Ended August 31,              August 31,
                         2010          2009           2010           2010           2009           2008           2010
                      ----------    ----------     ----------     ----------     ----------     ----------     ----------
Revenue               $       --    $       --     $       --     $       --     $       --     $       --     $       --
Operating Expenses    $2,714,713    $    5,233     $3,460,771     $  674,503     $   17,820     $   20,102     $  746,058
Other Expense         $   13,781    $       --     $   28,570         14,789     $       --     $       --     $   14,789
Net Loss              $2,728,494    $    5,233     $3,489,341     $ (689,292)    $   17,820)    $   20,102     $  760,847

REVENUES


We did not earn any revenues from our inception through the quarter ended November 30, 2010 and have not subsequently earned any revenues.


OPERATING EXPENSES


Our expenses for the three months periods ended November 30, 2010 and November 30, 2009, and for the period from Inception (June 20, 2006) to November 30, 2010 are outlined in the table below:

                                                                                      Inception
                                             Three Months        Three Months      (June 20, 2006)
                                                Ended               Ended                to
                                             November 30,        November 30,        November 30,
                                                2010                2009                2010
                                             ----------          ----------          ----------
Consulting Fees                              $2,496,769          $       --          $3,033,999
Exploration expenses                         $  117,211          $       --          $  134,711
General and administrative expenses          $   25,783          $      733          $   69,025
Rent expenses - related party                $       --          $    1,500          $    7,500
Management fees                              $   33,212          $       --          $   33,212
Professional fees                            $   41,738          $    3,000          $  182,324

The increase in expenses for the three months ended November 30, 2010 compared to the same period in fiscal 2009 was mainly due to an increase in consulting fees resulting from the valuation of the stock options granted to directors, officers and consultants of $2,480,800 and payments to two consultants of $15,969.

The overall increase in expenses was also due to an increase in exploration expenses also increased of $117,211 during the three months ended November 30, 2010 as compared to the three months ended November 30, 2009 due to our work on the Cap Gold Project for $89,711 and the Kisita Project for $27,500.

Professional fees increased to $106,892 during the three months ended November 30, 2010 compared to the $3,000 incurred during the three months ended November 30, 2009 due to an increase in administration and accounting services, legal fees, and audit fees in connection with the introduction of our new management, the preparation of this registration statement, and an overall increase in activity, generally.


The increase in expenses for the year ended August 31, 2010 compared to the same period in fiscal 2009 was mainly due to an increase in consulting fees payable to our then president and chief executive officer in the form of options to purchase our common stock and an increase in general and administrative and professional fees resulting from payments made by us in respect of the Cap Gold Project.


LIQUIDITY AND FINANCIAL CONDITION AS AT NOVEMBER 30, 2010, AUGUST 31, 2010, AUGUST 31, 2009, AND AUGUST 31, 2008.

Our financial position as at November 30, 2010, August 31, 2010, August 31, 2009, and August 31, 2008 was as follows:

WORKING CAPITAL

                                      As at            As at           As at           As at
                                   November 30,      August 31,      August 31,      August 31,
                                      2010             2010            2009            2008
                                    ---------        ---------       ---------       ---------
                                        $                $               $               $
Current Assets                         47,779           72,869           9,095          28,241
Current Liabilities                   600,483          380,072             650           1,976
Working Capital (Deficiency)         (552,704)        (307,203)          8,445          26,265

Our working capital decreased from ($307,203) at August 31, 2010 to ($552,704) at November 30, 2010 primarily as a result of increased cash used in both operating and financing activities.


Our working capital surplus decreased from $8,445 at August 31, 2009 to ($307,203) at August 31, 2010 primarily as a result of decreases in cash.

Our working capital deficit decreased from $8,845 at August 31, 2009 to ($307,203) at August 31, 2010 primarily as a result of our convertible loan from Monaco Capital whereby Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan (and accrued interest) is convertible in whole or in part into common shares of our company at a conversion price of $1.05 and will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. We may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding for an additional 10% of such amount. At August 31, 2010 Monaco Capital Inc. has advanced $250,933. The balance sheet at August 31, 2010 records the loan value net of beneficial conversion feature loan discount of $10,791. Accrued interest relating to the loan totaled $8,746 as at August 31, 2010 and was recorded in accounts payable and accrued liabilities. The initial beneficial conversion feature was valued at $16,833 of which $6,042 was amortized.

On September 7, 2010, October 13, 2010 and December 6, 2010 Monaco Capital Inc. advanced $100,000, $50,000 and $100,000, respectively.

On December 17, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $5,000,000. The convertible loan agreement replaced the original agreement with Monaco Capital Inc., dated April 22, 2010 and provided that the principal of $500,933 advanced under it, along with $20,664 in unpaid, accrued interest, to and including December 17, 2010, be treated as if issued under the terms of the new agreement. The loan is unsecured and bears interest at the rate of 10% per annum payable on the due date. The loan is convertible into securities of the Company at a conversion price calculated as the mean volume weighted average price for the Company's common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The principal amount of the loan and accrued interest is due and payable one year from the advancement date. We may at any time during the term of the loan prepay any sum up to the full amount of the loan and accrued interest then outstanding for an additional 10% of such amount.

On December 29, 2010 Monaco Capital Inc. advanced $100,000. The total advanced under the convertible loan agreement is $621,596.


The below table sets out our cash flows for the three months ended November 30, 2010 and 2009, and for the period from inception (June 20, 2009) to November 30, 2010.

CASH FLOWS

                                                                                                Inception
                                                         Three Months       Three Months     (June 20, 2006)
                                                            Ended              Ended               to
                                                         November 30,       November 30,       November 30,
                                                            2010               2009               2010
                                                         -----------        -----------        -----------
Net cash provided by (used in) Operating Activities      $(2,728,494)       $    (5,233)       $(3,489,341)
Net cash provided by (used in) Investing Activities      $  (139,762)       $        --        $  (151,313)
Net cash provided by (used in) Financing Activities      $   151,377        $        --        $   545,217
Increase (Decrease) in Cash During the Period            $   (11,615)       $    (3,883)       $    13,761
Cash, Beginning of Period                                $     2,146        $     7,419        $        --
Cash, End of Period                                      $    13,761        $     3,536        $    13,761

The below table sets out our cash flows for the fiscal years ended August 31, 2010, 2009, and 2008, and for the period from inception (June 20,2006) to August 31, 2010.

CASH FLOWS

                                                                                                       Inception
                                                                                                    (June 20, 2006)
                                                        Year Ended     Year Ended     Year Ended          to
                                                         August 31,     August 31,     August 31,      August 31,
                                                           2010           2009           2008            2010
                                                         --------       --------       --------        --------
Net cash provided by (used in) Operating Activities      $(176,546)     $ (20,822)     $ (20,626)      $(249,127)
Net cash provided by (used in) Investing Activities      $(151,313)     $      --      $      --       $(151,313)
Net cash provided by (used in) Financing Activities      $ 322,586      $      --      $      --       $ 402,586
Increase (Decrease) in Cash during the Period            $  (5,273)     $ (20,822)     $ (20,626)      $   2,146
Cash, Beginning of Period                                $   7,419      $  28,241      $  48,867       $      --
Cash, End of Period                                      $   2,146      $   7,419      $  28,241       $   2,146


Our principal source of funds has been from our loan from Monaco Capital Inc.

CONTRACTUAL OBLIGATIONS

As a "smaller reporting company", we are not required to provide tabular disclosure obligations.

GOING CONCERN


We incurred a net loss of $2,496,769 during the three months ended November 30, 2010. $689,292 for the year ended August 31, 2010, and $17,820 for the year ended August 31, 2009. Our cumulative net loss from Inception (June 20, 2006) to November 30, 2010 is $3,489,341, and our deficit accumulated during the exploration stage is $3,509,341. Since Inception (July 20, 2006) to November 30, 2010, we have commenced limited operations, raising substantial doubt about our ability to continue as a going concern. We will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance that we will be successful in accomplishing our objectives.


OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, our Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

INCOME TAXES

Our Company accounts for its income taxes in accordance with Accounting Standard Codification (ASC) 740, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and our respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Our Company has a net operating loss carry-forward to be used in future years. Our Company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization.

FAIR VALUE OF FINANCIAL INSTRUMENTS

ASC 825 "Financial Instruments", requires our Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities which are deemed to be financial instruments. The carrying amount and estimated fair values of our Company's financial instruments approximated their fair value due to their short-term nature.

NET LOSS PER COMMON SHARE


Our Company computes net loss per share in accordance with FASB ASC 260 "Earnings per Share". Under the provisions of FASB ASC 260 "Earnings per Share", basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti dilutive. For the period from Inception (July 20, 2006) through November 30, 2010, common stock equivalents are the rights conferred upon Monaco Capital Inc. pursuant to the convertible loan agreement and those arising from the 2010 Stock Option Plan. These stock equivalents were not included as their effect was anti dilutive for the periods presented. For the period from our inception on July 20, 2006 through August 31, 2010, our Company had no potentially dilutive securities.


STOCK-BASED COMPENSATION

On August 1, 2009, our Company adopted the fair value recognition provisions of FASB ASC 718-10. Our Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached in FASB ASC 505-10. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-10.

The Company records stock based compensation in accordance with the guidance in ASC 718. ASC Topic 718 requires the Company to recognize expense related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

RECENT ACCOUNTING PRONOUNCEMENTS


In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standard Updated (ASC) 2010-13 related to Stock Compensation, Topic 718. ASC 2010-13 addresses the classification of an employee share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. Awards of equity share options granted to an employee of an entity's foreign operation that provide a fixed exercise price denominated in (1) the foreign operation's functional currency or (2) the currency in which the employee's pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition. However, U.S. generally accepted accounting principles (GAAP) do not specify whether a share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades has a market, performance, or service condition. Diversity in practice has developed on the interpretation of whether such an award should be classified as a liability when the exercise price is not denominated in either the foreign operation's functional currency or the currency in which the employee's pay is denominated. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The cumulative-effect adjustment should be calculated for all awards outstanding as of the beginning of the fiscal year in which the amendments are initially applied, as if the amendments had been applied consistently since the inception of the award. The cumulative-effect adjustment should be presented separately. Earlier application is permitted. We do not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of our Company.


In January 2010, the FASB issued ASU 2010-03, Extractive Activities--Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures. This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments. This is effective for annual reporting periods ending on or after December 31, 2009. However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009. Early adoption is not permitted. We do not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of our Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. We do not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of our Company.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our independent public accountants during the last two fiscal years.

                        DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                              Position Held
  Name                       with the Company             Age            Date First Elected or Appointed
  ----                       ----------------             ---            -------------------------------
Hugh Aird                   President, Chief Executive    56     August 30, 2010 (as director) and September 29,
                            Officer, Director                    2010 (as President and Chief Executive Officer

Ann Dumyn                   Chief Financial Officer,      61     August 30, 2010 (as Secretary and Treasurer)
                            Secretary and Treasurer              and September 29, 2010 (as Chief Financial Officer)

John Trevor Eyton           Director                      76     July 19, 2010

Wayne Parsons               Director                      48     April 14, 2010

Dr. Henry Neville Rhoden    Director                      81     August 30, 2010

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

HUGH AIRD - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Since graduating from Harvard University, Hugh Aird has held numerous top level executive positions throughout the financial industry. From 1998 to 2002 he was the Managing Director at Berenson, Mineralla LTD, a firm providing Mergers & Acquisitions advisory services, and from 1994 to 1998 he was Vice-Chairman of Merrill Lynch Canada. From 2002 to 2004 Mr. Aird was President of DRIA Capital, a financial consulting firm. Since 2004, Mr. Aird has been the Vice-Chairman, North America, and Business Development for Edelman Public Relations. Mr. Aird served as President of American Lithium Minerals, Inc. from September 29, 2009 until September 29, 2010, when he was appointed Chairman of the Board of Directors.

Mr. Aird resides in Toronto, Ontario, Canada.

ANN DUMYN - CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER

Since 2005 to present, Ann Dumyn has been the chief financial officer and corporate secretary of Exploration Syndicate, Inc., a private mineral exploration company based in Caledon, Ontario, Canada. She is responsible for the functions of financial reporting, planning, practices, financial stability and liquidity as well as managed all corporate records and filings.

Since April of 2010, Ms. Dumyn has also been the corporate director and a member of the audit committee of Kaskattama Inc., a renewable energy and mineral resources investment and development company based in Toronto, Ontario, Canada.

From April 2010 through November 15, 2010, Ms. Dumyn served as acting corporate secretary of American Lithium Minerals, Inc., a U.S. based mineral explorations company focused on the development of lithium and boron resources in Nevada. Her responsibilities included maintaining the company's books and records and filing of reports in accordance with the requirements of the Securities Exchange Commission.

Ms. Dumyn resides in Caledon, Ontario, Canada.

THE HONORABLE JOHN TREVOR EYTON, OC, QC - DIRECTOR

Over the years, J. Trevor Eyton has been a Director of a number of public and private companies. These include a number of communications companies in the 1970s, with financial and resource-based corporations subsequently dominating his attention.

These include Noranda Inc. (1981-2005), Norcen Energy Resources (1986-1996) including a year as Chairman), Barrick Gold Corporation (1990-2000) and Royal Trust Company Ltd. (1983-1993). Mr. Eyton also served as a Director of General Motors of Canada Ltd. (1987-2004) and of Coca-Cola Enterprises Inc. (1998-2007). Currently Mr. Eyton continues to serve as an officer and director of a number of public companies, including Ivernia Inc. (as Chairman and a director) since 2000, Brookfield Asset Management Inc. (as a director) since 1979 and Magna International Inc. (as a director) since 2010.

Appointed to the Senate of Canada in 1990, Mr. Eyton served on a number of committees during his 19 year tenure. Amongst these he was a member of the Standing Committee on Energy, the Environment and Natural Resources from 1999 to 2004; the Transport and Communications Committee from 2002-2009; the Banking, Trade and Commerce Committee from 2006-2009; and the Standing Joint Committee on Scrutiny of Regulations from 2006-2009, finishing as Co-Chair.

Mr. Eyton is both an Officer of the Order of Canada and Queen's Counsel for Ontario, as well as the recipient of honorary Doctors of Laws from both the University of Waterloo and the University of King's College at Dalhousie (where he served as Chancellor from 1996 to 2001). In 2000 he was awarded Mexico's Aguila Azteca or "Aztec Eagle" - the highest award given to foreigners by the government of Mexico.

Mr. Eyton resides in Caledon, Ontario, Canada

WAYNE PARSONS - DIRECTOR

Wayne Parsons graduated University of Western Ontario 1985, Richard Ivey School of Business, and HBA. He began his career as an investment advisor in Toronto with Nesbitt Thomson Bongard, moving to RBC Dominion Securities in 1994 as Senior Investment Advisor. Mr. Parson's then joined National Bank Financial in 2003 as Senior Investment Advisor, working in London until 2008. He has been involved in many mining deals over the years and helped fund a number of junior mining projects in North America and abroad.

Mr. Parson resides in London, Ontario, Canada.

DR. HENRY NEVILLE RHODEN - DIRECTOR

Dr. H. Nevile Rhoden has experience in both exploration and mine development for base and precious metals. In his extensive career he has worked for Rio Tinto Minera (Spain) as exploration manager, South America regional manager for BP

Minerals, and general manager for BP Minerals International in Mexico. Dr. Rhoden was Vice-President of Minerex Resources (US) and oversaw the development and operation of their open pit heap-leach mine in Nevada.

Dr. Rhoden has worked in many countries in North and South America as well as Africa and Asia, and visited many mines in Australia. As a consulting geologist he engaged in preparing resource evaluations, exploration programs, pre-feasibility studies and reports for stock exchanges. Dr. Rhoden's clients included Anglo American, Placer Dome, Newmont Overseas Exploration, Kazakhstan Minerals, Ecuadorian Minerals and others.

Dr. Rhoden was a founding Director of Exploration Syndicate, Inc. to August 2010 and served as Chair of the Board of Directors between July 2006 and November 2009.

Dr. Rhoden received a PhD (Mining Geology) at the Royal School of Mines, Imperial College, London UK. Dr. Rhoden is a certified member of the American Institution of Professional Geologists, and a member of the Society of Mining Engineers among other professional associations.

Dr. Rhoden resides in Reno, Nevada, USA.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

     1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

          i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity

          ii.  Engaging in any type of business practice; or

          iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

     4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f) (3) (i) of this section, or to be associated with persons engaged in any such activity;

     5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

     7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

          i.   Any Federal or State securities or commodities law or regulation;
               or

          ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

          iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

OTHER DIRECTORSHIPS

Except as indicated above, none of our directors hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

BOARD OF DIRECTORS AND DIRECTOR NOMINEES

The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee's qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a resume supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Some of the factors which the Board considers when evaluating proposed nominees include their knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from each candidate prior to reaching a determination, and it is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

CONFLICTS OF INTEREST

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

     *    the corporation could financially undertake the opportunity;

     *    the opportunity is within the corporation's line of business; and

     * it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

AUDIT COMMITTEE

On August 30, 2010 our board of directors appointed an audit committee consisting of our directors J. Trevor Eyton, Leland Verner and Hugh Aird. J. Trevor Eyton will serve as committee chair. Due to his subsequent appointment on September 29, 2010 as our President and Chief Executive Officer, Mr. Aird resigned from the audit committee on November 8, 2010. Wayne Parsons was concurrently appointed to fill the ensuing vacancy on the committee. Mr. Verner resigned from the board of directors on December 16, 2010. Since December 16, 2010, our audit committee consists of our directors J. Trevor Eyton and Wayne Parsons.

CODE OF ETHICS

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

                             EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

     (a)  our principal executive officer;
     (b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended August 31, 2010 and 2009; and
     (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended August 31, 2010 and 2009, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                      Change in
                                                                                       Pension
                                                                                      Value and
                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                    Stock       Option        Plan         Compensation     All Other
 Position       Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------       ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  ---------
WAYNE           2010    6,000       N/A         N/A      $505,200         N/A             N/A             N/A           N/A
PARSONS (1),
Former          2009      N/A       N/A         N/A         N/A           N/A             N/A             N/A           N/A
President,
Former Chief
Executive
Officer,
Former
Treasurer,
Former Chief
Financial
Officer,
Former
Secretary, and
Director (1)

DAN             2010      Nil       Nil         Nil         Nil           Nil             Nil             Nil           Nil
GRAVELLE (2),
Former          2009      Nil       Nil         Nil         Nil           Nil             Nil             Nil           Nil
President,
Chief
Executive
Officer,
Treasurer,
Chief
Financial
Officer,
Secretary and
Director (2)

----------
(1) Wayne Parsons served as our secretary and treasurer from April 14, 2010 until August 30, 2010. He also served as our president, chief financial officer and chief executive from April 14, 2010 to September 29, 2010. Mr. Parsons has been a member of our board of directors since April 14, 2010.
(2) Mr. Gravelle was appointed the President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company on September 12, 2008. Mr. Gravelle resigned as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company on April 14, 2010.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons agreed to provide our company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration of his services, we agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and a one-time grant of 1,000,000 non-transferable options with each option to acquire 1,000,000 shares of our common stock at a purchase price of US$1.00 per share, exercisable for five (5) years The aforementioned 1,000,000 options were issued on April 14, 2010 but were subsequently cancelled on November 18, 2010 in consideration for the issuance to Mr. Parsons of 1,000,000 options under our 2010 Stock Plan on October 6, 2010. Those options are exercisable at a price of $0.68 per share until October 6, 2015. The consulting agreement with Mr. Parsons was terminated upon his resignation as president and chief executive officer on September 29, 2010. No further compensation is payable under the agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

As at August 31, 2010, there were 1,000,000 vested and unexercised options held by our then sole director and officer, Wayne Parsons, with each option exercisable for the purchase of 1 common share in our capital stock at a purchase price of US$1.00 per share. During the year ended August 31, 2010, there were no other unexercised options, no stock that had not vested in regards to our executive officers, and no equity incentive plan awards for our executive officers.

OPTIONS GRANTS IN THE YEAR ENDED AUGUST 31, 2010

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons agreed to provide our company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration of his services, we agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and a one-time grant of 1,000,000 non-transferable options with each option to acquire one (1) share of our common stock at a purchase price of US$1.00 per share, exercisable for five
(5) years. The aforementioned 1,000,000 options were issued on April 14, 2010 but were subsequently cancelled on November 18, 2010 in consideration of the issuance to Mr. Parsons of 1,000,000 options under our 2010 Stock Plan on October 6, 2010.

No other stock options were granted to our executive officers during the year ended August 31, 2010.

AGGREGATED OPTIONS EXERCISED IN THE YEAR ENDED AUGUST 31, 2010AND YEAR END OPTION VALUES

There were no stock options exercised during the year ended August 31, 2010. There were, however, 1,000,000 unexercised options held by our then sole director and officer, Wayne Parsons, with each option exercisable for the purchase of 1 common share in our capital stock at a purchase price of US$1.00 per share.

REPRICING OF OPTIONS/SARS

We did not re-price any options previously granted to our executive officers during the year ended August 31, 2010.

DIRECTOR COMPENSATION

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended August 31, 2010, we paid $250 in compensation to a director; we did not grant any stock options to our directors. On October 6, 2010 our board of directors set a fee of $250 per meeting whether held by telephone or in person. The fee will be payable quarterly, in arrears, beginning on November 30, 2010, to all directors not concurrently serving as officers of our company.

PENSION, RETIREMENT OR SIMILAR BENEFIT PLANS

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

COMPENSATION COMMITTEE

On August 30, 2010, our Board of Directors appointed a compensation committee of the Board of Directors consisting of Neville Rhoden, Hugh Aird, and J. Trevor Eyton. Mr. Eyton will serve as Chair of the committee. Due to his subsequent appointment on September 29, 2010 as our President and Chief Executive Officer, Mr. Aird resigned from the compensation committee on November 8, 2010. Leland Verner was concurrently appointed to fill the ensuing vacancy on the committee but subsequently resigned from the board of directors on December 16, 2010. Since December 16, 2010, our compensation committee consists of Neville Rhoden and J. Trevor Eyton.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of January 27, 2011, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

                                                   Amount and Nature of          Percentage
Name and Address of Beneficial Owner               Beneficial Ownership          of Class %(1)
------------------------------------               --------------------          -------------
Hugh Aird (2)                                           1,000,000 (3)                1.5
President, Chief Executive Officer, Director
148 A Balmoral Ave
Toronto, ON
Canada  M4V 1J4

J. Trevor Eyton (4)                                     1,000,000 (5)                1.5
Director
130 Adelaide St. West Suite 3303
Toronto, ON
Canada M5H 3P5

Wayne Parsons (6)                                       1,000,000 (7)                1.5
Director and former President,
Chief Executive Officer, Treasurer,
Secretary, Chief Financial Officer
1455 Corley Drive
London, ON
Canada N6G 2K4

Ann Dumyn (8)                                             500,000 (9)               (10)
Chief Financial Officer, Secretary
and Treasurer
1325 Olde Base Line
Caledon, ON
Canada L7C 0K5

H. Neville Rhoden (11)                                    500,000 (12)              (10)
Director
7024 Heatherwood Dr
Reno, NV
USA  89523

Leland Verner (13)                                        500,000 (14)              (10)
Director
5A Thornwood Road
Toronto, ON
Canada  M4W 2R8

John Goodwin (15)                                         250,000 (16)              (10)
Former Director
# 128, 2833 Broadmoor Blvd.
Sherwood Park, AB
Canada T8H 2H3

Dan Gravelle (17)                                          75,000 (18)              (10)
Former President, Chief Executive
Officer, Treasurer, Chief Financial
Officer, Secretary and Director
29773 Niguel Road, Suite A
Laguna Niguel, CA  92677

Peter Jenks (19)                                           75,000 (20)              (10)
Former Director
3 - 408 12th Avenue
Estevan SK S4A 1E5

Directors and Executive Officers
 as a Group (1)                                         5,400,000                   8.43%

Monaco Capital Inc. (21)
7 New Road, FL  2#6
Belize City, Belize                                    34,950,000                  54.60%

----------
(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 4, 2011. As of January 4, 2011, there were 64,000,000 shares of our company's common stock issued and outstanding.

(2) Hugh Aird became a member of our board of directors on August 30, 2010 and was appointed our president and chief executive officer on September 29, 2010.

(3) Includes 1,000,000 shares of our common stock underlying options exercisable by Mr. Aird at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2015.

(4)  J. Trevor Eyton became a member of our board of directors on July 19, 2010.

(5) Includes 1,000,000 shares of our common stock underlying options exercisable by Mr. Eyton at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2015.

(6) Wayne Parsons served as our secretary and treasurer from April 14, 2010 until August 30, 2010. He also served as our president, chief financial officer and chief executive from April 14, 2010 to September 29, 2010. Mr. Parsons has been a member of our board of directors since April 14, 2010.

(7) Includes 1,000,000 shares of our common stock underlying options exercisable by Mr. Parsons at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2015.

(8) Ann Dumyn was appointed our secretary and treasurer on August 30, 2010, and has served as our chief financial officer since September 29, 2010.

(9) Includes 500,000 shares of our common stock underlying options exercisable by Ms. Dumyn at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2015.

(10) Less than 1%

(11) H. Neville Rhoden became a member of our board of directors on August 30, 2010.

(12) Includes 500,000 shares of our common stock underlying options exercisable by Mr. Rhoden at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2015.

(13) Leland Verner became a member of our board of directors on August 30, 2010. Mr. Verner resigned from our board of directors on December 16, 2010

(14) Includes 500,000 shares of our common stock underlying options exercisable by Mr. Verner at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2015.

(15) John Goodwin served as a member of our board of directors from April 28, 2010 to September 27, 2010.

(16) Includes 250,000 shares of our common stock underlying options exercisable by Mr. Goodwin at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2012.

(17) Dan Gravelle was appointed the President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company on September 12, 2008. Mr. Gravelle resigned as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company on April 14, 2010.

(18) Includes 75,000 shares of our common stock underlying options exercisable by Mr. Gravelle at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2012.

(19) Peter Jenks served as a member of our board of directors from November 30, 2009 to September 27, 2010.

(20) Includes 75,000 shares of our common stock underlying options exercisable by Mr. Jenks at a price of US$0.68 per share. The options vested upon issuance on October 6, 2010, are non-transferrable, and expire on October 6, 2012.

(21) K. Kaffa has voting and dispositive control over securities held by Monaco Capital Inc.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

CORPORATE GOVERNANCE

We currently act with four directors, consisting of Wayne Parsons, Hugh Aird, H. Neville Rhoden, and J. Trevor Eyton.


Since August 30, 2010, we have a standing audit committee and a standing compensation committee. We do not have a standing nominating committee, but our entire board of directors acts in that capacity. We believe that our audit committee and our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary at this time to have a standing nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF
                           SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered in this Prospectus are as follows:

                  Commission filing fee                 $   254.52
                  Legal fees and expenses                15,000
                  Accounting fees and expenses            7,000
                  Miscellaneous                             100
                                                        ----------
                  Total                                 $22,354.52
                                                        ==========

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

     * a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

     * a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

     * to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     *    by our stockholders;

     * by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     * if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

     * if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

     *    by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

                     RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBITS

Exhibit
Number                          Exhibit Description
------                          -------------------

3.1 Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on October 23, 2006).

3.2 By-laws (incorporated by reference from our Registration Statement on Form SB-2 filed on October 23, 2006).

3.3 Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on April 12, 2010).

3.4 Certificate of Change (incorporated by reference from our Current Report on Form 8-K filed on April 12, 2010).


4.1 Instrument Defining the Right of Holders - Form of Share Certificate (incorporated by reference from our Registration Statement on Form S-1 filed on January 13, 2011).


5.1      Legal Opinion of MacDonald Tuskey

10.1 Mineral Lease Agreement between Royce L. Hackworth and Belva L. Tomany and Zebra Resources (now know as American Paramount Gold Corp.) dated April 16, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 19, 2010).

10.2 Consulting Agreement between our company and Wayne Parsons dated April 14, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 27, 2010).

10.3 Convertible Loan Agreement between our company and Monaco Capital Inc. dated April 22, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 27, 2010).


10.4 Option Cancellation Agreement between our company and Wayne Parsons dated November 18, 2010. (incorporated by reference from our Registration Statement on Form S-1 filed on January 13, 2011).


23.1     Consent of De Joya Griffith & Company, LLC

23.2     Consent of MacDonald Tuskey (incorporated in Exhibit 5.1)

                                  UNDERTAKINGS

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a) (3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

     (iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 2, 2011.


                            AMERICAN PARAMOUNT GOLD CORP.


                            By: /s/ Hugh Aird
                                ------------------------------------------------
                                Hugh Aird
                                President, Chief Executive Officer, and Director

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURES                               TITLE                        DATE
----------                               -----                        ----


/s/ Hugh Aird                   President, Chief Executive      February 2, 2011
---------------------------     Officer, Director
Hugh Aird


/s/ Ann Dumyn                   Secretary, Treasurer,           February 2, 2011
---------------------------     Chief Financial Officer
Ann Dumyn